--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1
                               (AMENDING ITEM 7)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 9, 1998

                               WORLD ACCESS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         0-19998                       65-0044209
 (State or other jurisdiction      (Commission File Number)              (IRS Employer
       of incorporation)                                            Identification Number)

     945 E. PACES FERRY ROAD, SUITE 2240, ATLANTA, GEORGIA                   30326
           (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (404) 231-2025

--------------------------------------------------------------------------------
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

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired. Included in this report are the following financial statements:

          (i) The unaudited consolidated financial statements of Telco Systems, Inc ("Telco") for the three months and nine months in each of the periods ended May 31, 1998 and 1997; and

          (ii) The audited consolidated financial statements of Telco for the year ended August 31, 1997, which have been audited by the independent accounting firm of Ernst & Young LLP, whose opinion thereon is included herein.

     (b) Pro Forma Financial Information. The Unaudited Pro Forma Combined Financial Statements of New World Access give effect to the consummation of the several transactions that World Access has completed or that are currently contemplated. The Unaudited Pro Forma Combined Statements of Operations give effect to: (1) the acquisition of Advanced TechCom, Inc. ("ATI"), which was consummated on January 29, 1998; (2) the acquisition of a 67.3% majority interest in NACT Telecommunications, Inc. ("NACT") (the "NACT Stock Purchase"), which was consummated on February 27, 1998; (3) the acquisition of the remainder of NACT (the "NACT Merger"); (4) the acquisition of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) and Cherry Communications U.K. Limited (collectively the "Resurgens Transaction"); and (5) the Merger as if each of these acquisitions had occurred on January 1, 1997. The Unaudited Pro Forma Combined Balance Sheet gives effect to: the NACT Merger, the Resurgens Transaction and the Merger as if they had been completed on June 30, 1998.

     As Telco's fiscal year end, August 31, differs from World Access' fiscal year-end by more than 93 days, Telco's results of operations for the period from November 25, 1996 through November 30, 1997 were used in preparing the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997. Telco's results of operations for the six months from December 1, 1997 through May 31, 1998 were used in preparing the Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 1998. Telco's unaudited June 30, 1998 balance sheet was utilized in preparing the Unaudited Pro Forma Combined Balance Sheet as of June 30, 1998.

     The pro forma adjustments are based upon currently available information and upon certain assumptions that the management of World Access believes are reasonable. Each of the acquisition transactions above has been accounted for using the purchase method of accounting. The adjustments recorded in the Unaudited Pro Forma Combined Financial Statements represent the preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Combined Financial Statements.

     In connection with the consummation of the pending acquisition transactions, New World Access expects to record charges representing the estimated portion of the purchase price allocated to in-process research and development of $21.9 million and $73.9 million for the NACT Merger and the Merger, respectively. In addition, in the three month period ended March 31, 1998, World Access recorded charges representing the estimated portion of the purchase price allocated to in-process research and development of $44.6 million and $5.4 million for the NACT Stock Purchase and ATI acquisition, respectively. Since these charges are directly related to the acquisitions and will not recur, the Unaudited Pro Forma Combined Statements of Operations have been prepared excluding these one-time non-recurring charges.

     The Unaudited Pro Forma Combined Financial Statements are not necessarily indicative of the financial position or the future results of operations or results that might have been achieved if the foregoing acquisition transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of World Access, ATI, NACT, and Telco, the historical combined financial statements of Resurgens and the related notes thereto.

     (c) Exhibits. The following exhibits are filed herewith by direct transmission via "EDGAR".

     23.1 Consent of Ernst & Young LLP

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          WORLD ACCESS, INC.

                                          By:     /s/ MARTIN D. KIDDER
                                            ------------------------------------
                                            Martin D. Kidder
                                            Its Vice President, Controller and
                                              Secretary

Dated as of September 25, 1998

INDEX TO CONSOLIDATED TELCO SYSTEMS, INC. FINANCIAL STATEMENTS

                                                                  PAGE
                                                                  ----
Report of Independent Auditors..............................           F-2
Consolidated Statements of Operations for the Years Ended
  August 31, 1997, 1996 and 1995............................           F-3
Consolidated Balance Sheets as of August 31, 1997 and August
  25, 1996..................................................           F-4
Consolidated Statements of Shareholders' Equity for the
  Years Ended August 31, 1997, 1996 and 1995................           F-5
Consolidated Statements of Cash Flows for the Years Ended
  August 31, 1997, 1996 and 1995............................           F-6
Notes to Consolidated Financial Statements..................           F-7
Consolidated Balance Sheets as of May 31, 1998 (unaudited)
  and August 31, 1997.......................................          F-16
Consolidated Statements of Operations for the Three Months
  and Nine Months Ended May 31, 1998 and May 25, 1997
  (unaudited)...............................................          F-17
Consolidated Statements of Cash Flows for the Nine Months
  Ended May 31, 1998 and May 25, 1997 (unaudited)...........          F-18
Notes to Consolidated Financial Statements (unaudited)......          F-19

INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
  NEW WORLD ACCESS

Unaudited Pro Forma Combined Balance Sheets as of June 30,
  1998......................................................  F-21 to F-25
Unaudited Pro Forma Combined Statements of Operations for
  the Six Months Ended June 30, 1998........................  F-26 to F-30
Unaudited Pro Forma Combined Statements of Operations for
  the Year Ended December 31, 1997..........................  F-31 to F-35
Notes to Unaudited Pro Forma Combined Financial
  Statements................................................          F-36

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Telco Systems, Inc.

     We have audited the accompanying consolidated balance sheets of Telco Systems, Inc. as of August 31, 1997 and August 25, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Telco Systems, Inc. at August 31, 1997, and August 25, 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended August 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/  ERNST & YOUNG LLP
Boston, Massachusetts
October 15, 1997

                              TELCO SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                THREE YEARS ENDED AUGUST 31,
                                                              --------------------------------
                                                                1997        1996        1995
                                                              ---------   ---------   --------
                                                               (IN THOUSANDS EXCEPT PER SHARE
                                                                          AMOUNTS)
Net sales...................................................  $117,843    $ 93,954    $89,070
Costs and expenses
Cost of products sold.......................................    74,985      57,285     48,559
Research and development....................................    15,355      17,991     18,207
Sales, marketing and administration.........................    29,652      30,408     22,945
Restructuring costs (credit)................................        --       4,209       (420)
Gain on investment..........................................    (1,070)         --         --
Amortization of intangible assets...........................       669         752        783
Interest income.............................................      (670)     (1,146)    (1,632)
                                                              --------    --------    -------
                                                               118,921     109,499     88,442
                                                              --------    --------    -------
Net (loss) income...........................................  $ (1,078)   $(15,545)   $   628
                                                              ========    ========    =======
Average shares and equivalents..............................    10,701      10,357     10,345
Net (loss) income per share.................................  $   (.10)   $  (1.50)   $   .06

          See accompanying notes to consolidated financial statements.

                              TELCO SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              AUGUST 31,   AUGUST 25,
                                                                 1997         1996
                                                              ----------   ----------
                                                                  (IN THOUSANDS)
                                       ASSETS
Current assets:
  Cash and equivalents......................................  $   5,406    $   8,461
  Marketable securities.....................................      7,302        6,581
  Accounts receivable, less allowance for doubtful accounts
     of $895 in 1997 ($676 in 1996).........................     19,663       18,025
  Refundable income taxes...................................         --          702
  Inventories, net..........................................     28,370       23,495
  Other current assets......................................        985          810
                                                              ---------    ---------
          Total current assets..............................     61,726       58,074
Plant and equipment, at cost................................     46,401       45,941
  Less accumulated depreciation.............................     36,712       33,411
                                                              ---------    ---------
          Net plant and equipment...........................      9,689       12,530
Intangible and other assets, less accumulated amortization
  of $11,651 in 1997 ($10,935 in 1996)......................      7,184        8,900
                                                              ---------    ---------
          Total assets......................................  $  78,599    $  79,504
                                                              =========    =========
                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   7,292    $   9,758
  Payroll and related liabilities...........................      3,492        3,649
  Other accrued liabilities.................................     10,528        8,750
                                                              ---------    ---------
          Total current liabilities.........................     21,312       22,157
Restructuring and other long-term liabilities...............      1,531        3,350
Shareholders' equity:
  Series A Participating Cumulative Preferred Stock, 200
     shares -- authorized; no shares outstanding............         --
  Preferred stock, $.01 par value, 5,000 shares authorized;
     no shares outstanding..................................         --           --
  Common stock, $.01 par value, 24,000 shares authorized;
     shares outstanding: 10,805 at August 31, 1997; (10,520
     at August 25, 1996)....................................        108          105
  Capital in excess of par value............................     76,602       74,267
  Accumulated deficit.......................................    (20,886)     (19,808)
  Unearned compensation -- restricted stock.................        (68)        (567)
                                                              ---------    ---------
          Total shareholders' equity........................     55,756       53,997
                                                              ---------    ---------
          Total liabilities and shareholders' equity........  $  78,599    $  79,504
                                                              =========    =========

          See accompanying notes to consolidated financial statements.

                              TELCO SYSTEMS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                      THREE YEARS ENDED AUGUST 31, 1997
                                       ----------------------------------------------------------------
                                        COMMON STOCK
                                       ---------------   PAID-IN     UNEARNED     ACCUMULATED
                                       SHARES   AMOUNT   CAPITAL   COMPENSATION     DEFICIT      TOTAL
                                       ------   ------   -------   ------------   -----------   -------
                                                                (IN THOUSANDS)
Balance, August 28, 1994.............   9,649    $ 96    $66,343                   $ (4,891)    $61,548
                                       ------    ----    -------                   --------     -------
Net income for year..................                                                   628         628
Issuance of common stock:
  Employee stock purchase plan.......      56       1        504                                    505
  Exercise of stock options..........     526       5      4,719                                  4,724
                                       ------    ----    -------                   --------     -------
Balance, August 27, 1995.............  10,231     102     71,566                     (4,263)     67,405
                                       ------    ----    -------                   --------     -------
Net (loss) for year..................                                               (15,545)    (15,545)
Issuance of common stock:
  Employee stock purchase plan.......      56                514                                    514
  Exercise of stock options..........     174       2      1,533                                  1,535
  Restricted stock, net..............      59       1        654      $(655)
Amortization of unearned
  compensation.......................                                    88                          88
                                       ------    ----    -------      -----        --------     -------
Balance, August 25, 1996.............  10,520     105     74,267       (567)        (19,808)     53,997
Net (loss) for year..................                                                (1,078)     (1,078)
Issuance (cancellations) of common
  stock:
  Employee stock purchase plan.......      43                448                                    448
  Exercise of stock options..........     284       3      2,360                                  2,363
  Restricted stock, net..............     (42)              (473)       473                          --
Amortization of unearned
  compensation.......................                                    26                          26
                                       ------    ----    -------      -----        --------     -------
Balance, August 31, 1997.............  10,805    $108    $76,602      $ (68)       $(20,886)    $55,756
                                       ======    ====    =======      =====        ========     =======

          See accompanying notes to consolidated financial statements

                              TELCO SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               THREE YEARS ENDED AUGUST 31,
                                                              ------------------------------
                                                               1997       1996        1995
                                                              -------   ---------   --------
                                                                      (IN THOUSANDS)
INCREASE (DECREASE) IN CASH AND EQUIVALENTS
Cash Flows from Operating Activities
  Net (loss) income.........................................  $(1,078)  $ (15,545)  $    628
  Depreciation and amortization.............................    5,094       5,324      4,982
  Restructuring costs (credit)..............................       --       4,209       (420)
  Amortization of unearned compensation.....................       26          88         --
Change in assets and liabilities
  Accounts receivable, net..................................   (1,638)     (7,978)     5,017
  Refundable income taxes...................................      702         549     (1,251)
  Inventories, net..........................................   (4,875)     (6,074)    (3,229)
  Other current assets......................................     (175)      1,775        320
  Other assets..............................................    1,000          25       (924)
  Accounts payable and other current liabilities............   (1,512)      9,585     (4,401)
  Restructuring liabilities.................................   (2,192)     (1,845)      (469)
  Long-term liabilities.....................................      536         113       (330)
                                                              -------   ---------   --------
Net cash (used in) provided by operating activities.........   (4,112)     (9,774)       (77)
Cash Flows from Investing Activities
  Additions to plant and equipment, net.....................   (3,634)     (6,336)    (2,257)
  Proceeds from sale -- lease back..........................    2,601          --         --
  Purchase of marketable securities.........................  (11,674)    (24,350)   (29,665)
  Maturities of marketable securities.......................   10,953      28,664     29,716
                                                              -------   ---------   --------
  Net cash (used in) investing activities...................   (1,754)     (2,022)    (2,206)
Cash Flows from Financing Activities
  Proceeds and related tax benefits from sale of common
     shares under employee stock plans......................    2,811       2,049      5,229
                                                              -------   ---------   --------
  Net cash provided by financing activities.................    2,811       2,049      5,229
                                                              -------   ---------   --------
(Decrease) increase in cash and equivalents.................   (3,055)     (9,747)     2,946
Cash and equivalents at beginning of year...................    8,461      18,208     15,262
                                                              -------   ---------   --------
Cash and equivalents at end of year.........................  $ 5,406   $   8,461   $ 18,208
                                                              =======   =========   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year Income taxes......................  $    --   $      89   $  1,235

          See accompanying notes to consolidated financial statements.

                              TELCO SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1  SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The financial statements consolidate the accounts of Telco Systems, Inc., and its subsidiaries (the Company). Intercompany accounts and transactions have been eliminated. The Company's fiscal year ends on the last Sunday in August which included 53 weeks in fiscal 1997 and 52 weeks in both fiscal 1996 and fiscal 1995. Certain amounts reported in prior years have been reclassified to be consistent with the current year's presentation.

     The Company has 50% limited partnership interests in two real estate partnerships which are accounted for by the equity method of accounting. The aggregate net investment in these partnerships on the accompanying balance sheets is not material (See Note 7).

  New Accounting Standards

     In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards 128 (SFAS 128), "Earnings Per Share" which will require adoption in the Company's second quarter of fiscal 1998. This statement specifies the computation, presentation and disclosure requirements of earnings per share. The Company believes that adoption of this statement will have no material impact on its consolidated financial statements and related disclosures.

     In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" (SFAS 130). SFAS 130 establishes standards for reporting comprehensive income and its components in a full set of general purpose financial statements. SFAS 130 requires that items to be recorded in comprehensive income, which include unrealized gains/losses on marketable securities classified as available-for-sale and cumulative translation adjustments, be displayed with the same prominence as other financial statement items. The Company is in the process of determining the effect of adoption of this statement on its consolidated financial statements and related disclosures. SFAS 130 is required to be adopted in the Company's financial statements for the year ending August 29, 1999.

     In June 1997, the FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," (SFAS 131). SFAS 131 establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS 131 is required to be adopted in the Company's financial statements for the year ending August 29, 1999. The adoption of SFAS 131 will have no impact on the Company's financial results or financial condition, but may result in certain disclosures of segment information.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     In general, the Company recognizes revenue from product sales at the time of shipment. In certain contractual situations, revenue is recognized when the product is accepted by the customer.

                              TELCO SYSTEMS, INC.

  Product Warranty

     Expected future product warranty liability is provided for when the product is sold.

  Cash Equivalents and Marketable Securities

     The Company classifies all of its marketable securities as available-for-sale securities. These securities are stated at their fair value. There are currently no unrealized holding gains and losses. The Company considers all highly liquid investments with maturity of 91 days or less to be cash equivalents. Those instruments with maturities greater than 91 are classified as marketable securities. Cash equivalents and marketable securities are carried at market, and consist of U.S. Government securities, bank certificates of deposit and corporate issues. All securities mature within twelve months.

  Inventories

     Inventories are stated at the lower of cost or market. The cost of products sold is based on standard costs, which approximate actual costs as determined by the first-in, first-out method.

     Inventories at fiscal year end were as follows:

                                                               1997      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Raw material................................................  $12,803   $12,112
Work-in-process.............................................    5,605     5,560
Finished goods..............................................    9,962     5,823
                                                              -------   -------
                                                              $28,370   $23,495
                                                              =======   =======

  Plant and Equipment

     Additions to plant and equipment are recorded at cost. Depreciation is determined by using the straight-line method over the estimated useful lives of the assets -- three to eight years. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful life or the lease term.

     Plant and equipment, at cost, at fiscal year end were as follows:

                                                               1997      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Machinery and equipment.....................................  $33,313   $31,214
Furniture and leasehold improvements........................   13,088    14,727
                                                              -------   -------
                                                              $46,401   $45,941
                                                              =======   =======

  Intangible and Other Assets

     Intangible assets arising in connection with business acquisitions were $7,122,000 and $7,791,000 at August 31, 1997 and August 25, 1996, respectively.
They are amortized over lives ranging from seven to twenty-five years using the straight-line method, with an average remaining life of 10.7 years. The carrying value of goodwill is reviewed periodically based on the undiscounted cash flows of the entities acquired over the remaining amortization period. Should this review indicate that goodwill will not be recoverable, the carrying value will be reduced by the estimated shortfall of undiscounted cash flows.

                              TELCO SYSTEMS, INC.

  Concentrations of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments, and accounts receivable. The Company's temporary cash investments, which are principally limited to U.S. Government securities and bank certificates of deposit, are subject to minimal risk. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

  Earnings (loss) Per Share

     Earnings (loss) per share is based on the weighted average number of common shares outstanding and common stock equivalents, if dilutive. Fully diluted earnings per share did not differ significantly from primary earnings per share in any year. Net loss per share in fiscal years 1997 and 1996 did not consider common stock equivalents as the effect would be antidilutive.

NOTE 2  DESCRIPTION OF BUSINESS

     The Company is engaged in a single business segment constituting the development, manufacturing, and marketing of broadband transmission products, network access products, and bandwidth optimization products for the telecommunications industry. Regional Bell Operating Companies (RBOC), independent telephone companies, and interexchange carriers are the primary users of the Company's products. Sales to the RBOCs accounted for 39% of sales in fiscal 1997, 37% of sales in fiscal 1996, and 29% of sales in fiscal 1995. RBOC sales include sales to one RBOC of 33% in fiscal 1997, 31% in fiscal 1996, and 17% in fiscal 1995. In fiscal 1997, two additional customers each represented 11% and 10% of sales. In fiscal 1996, two additional customers each represented 13% and 11% of sales. In fiscal 1995, one additional customer represented 18% of sales.

NOTE 3  INCOME TAXES

     The components of the provision (benefit) for income taxes were as follows:

                                                                    FISCAL YEAR
                                                              -----------------------
                                                              1997     1996     1995
                                                              -----   -------   -----
                                                                  (IN THOUSANDS)
Federal
  Current...................................................  $       $(1,105)  $(821)
  Deferred..................................................            1,105     821
                                                              -----   -------   -----
                                                              $  --   $    --   $  --
                                                              =====   =======   =====

     The provision (benefit) for income taxes differs from the amount computed using the statutory rate as follows:

                                                                    FISCAL YEAR
                                                              -----------------------
                                                              1997     1996     1995
                                                              -----   -------   -----
                                                                  (IN THOUSANDS)
Federal income taxes at statutory rate......................  $(366)  $(5,285)  $ 214
Loss producing no current tax benefit.......................    123     5,024
Amortization of goodwill....................................    243       247     267
Previously unbenefited deferred items.......................                     (566)
Other.......................................................               14      85
                                                              -----   -------   -----
Income tax provision........................................  $  --   $    --   $  --
                                                              =====   =======   =====

                              TELCO SYSTEMS, INC.

     The components of deferred tax assets and liabilities at fiscal year end are as follows:

                                                                1997       1996
                                                              --------   --------
                                                                (IN THOUSANDS)
DEFERRED TAX ASSETS
Restructuring costs.........................................  $  1,863   $  2,942
Inventory and other reserves................................     8,049      4,384
Net operating loss carryforward.............................     2,058      3,173
Tax credit carryforward.....................................     4,019      3,543
Other.......................................................        97        187
                                                              --------   --------
                                                                16,086     14,229
Valuation reserve...........................................   (15,009)   (13,063)
                                                              --------   --------
          Total deferred tax assets.........................     1,077      1,166
                                                              --------   --------
DEFERRED TAX LIABILITIES
Accelerated tax deduction...................................     1,261      1,188
Amortization................................................       267        287
Depreciation................................................      (373)      (250)
Other.......................................................       (78)       (59)
                                                              --------   --------
          Total deferred tax liabilities....................     1,077      1,166
                                                              --------   --------
          Net deferred tax assets...........................  $     --   $     --
                                                              ========   ========

     SFAS 109, "Accounting for Income Taxes", requires that a valuation reserve be established if it is "more likely than not" that realization of the tax benefits will not occur. The valuation reserve increased by $1,946,000 in fiscal 1997. This change is due primarily to an increase in the current year of inventory and other reserves. These items have been fully reserved.

     At August 31, 1997, the Company had net operating loss carryforwards to reduce future taxable income of $5,000,000. To the extent not utilized, the U.S. Federal net operating loss will expire in 2011. The Company also had unused research and development and investment tax credit carryforwards of $4,000,000 at August 31, 1997, which expire from fiscal years 1999 through 2012.

NOTE 4  ACCRUED LIABILITIES

     Accrued liabilities at fiscal year end were as follows:

                                                               1997      1996
                                                              -------   ------
                                                               (IN THOUSANDS)
Restructuring costs.........................................  $ 2,485   $2,322
Warranty and rework.........................................    2,027    1,173
All other accrued liabilities...............................    6,016    5,255
                                                              -------   ------
                                                              $10,528   $8,750
                                                              =======   ======

NOTE 5  LINE OF CREDIT

     The Company maintains a $20.0 million secured line of credit with Fleet Bank which is available until May 30, 1998. At August 31, 1997, $165,000 was reserved to support various guarantees in effect at that date. Additionally, the Company maintains a $3.5 million line of credit with Fleet Bank which is specifically designated for the acquisition of capital equipment. This line of credit is available until December 31, 1997.

     There were no borrowings against these credit lines at August 31, 1997.

                              TELCO SYSTEMS, INC.

NOTE 6  LONG-TERM LIABILITIES

     At August 31, 1997 and August 25, 1996, restructuring and other long-term liabilities include $.3 million and $2.6 million, respectively, of restructuring costs discussed in Note 8.

NOTE 7  LEASE COMMITMENTS

     The Company leases a 216,000 square-foot manufacturing, research and administration facility in Norwood, Massachusetts, from a limited partnership in which the Company has a 50% interest. Neither the Company nor the other partners have made or anticipate making any substantial capital contributions or advances to the partnership. Under the partnership agreement, the Company, in addition to its 50% interest, is entitled to a priority payment (which would proportionately increase with an increase in the property value) out of the proceeds of any sale or future refinancing of the property. The gross rent payable is $1.5 million annually through January 31, 1999. For the remainder of the lease term ending January 31, 2004, gross rent payable is $1.7 million annually.

     In June 1997, the Company entered into a sale-leaseback arrangement for certain computer and other electronic equipment which provided cash of approximately $2.6 million. The operating leases contained in the arrangement cover periods from two to four years. All of equipment included in the transaction was purchased by the Company within the last eighteen months.

     The Company leases other facilities and certain equipment under noncancelable operating leases expiring at various dates through 2005. The Company is required to pay property taxes, insurance and normal maintenance costs. Certain of the lease agreements provide for five-year renewal options, and future lease payments could increase based on the Consumer Price Index.

     Minimum annual lease commitments under non-cancelable operating leases for facilities and equipment as of August 31, 1997 are set forth in the following table. Amounts relating to excess facilities included herein have been accrued as discussed in Note 8:

                                                          GROSS LEASE   SUB-LEASE   NET LEASE
FISCAL YEAR                                                PAYMENTS      INCOME     PAYMENTS
-----------                                               -----------   ---------   ---------
                                                                    (IN THOUSANDS)
1998....................................................    $ 3,570      $  710      $ 2,860
1999....................................................      3,584         647        2,937
2000....................................................      3,256         509        2,747
2001....................................................      3,179         412        2,767
2002....................................................      2,887          69        2,818
Beyond..................................................      6,498          --        6,498
                                                            -------      ------      -------
                                                            $22,974      $2,347      $20,627
                                                            =======      ======      =======

     Rent expense under operating leases was $3.1 million in fiscal 1997, $2.9 million in fiscal 1996, and $2.4 million in fiscal 1995.

                              TELCO SYSTEMS, INC.

NOTE 8  RESTRUCTURING COSTS

     During fiscal 1996, the Company's management approved a plan to restructure its operations and recognized the following charges:

                                                              (IN THOUSANDS)
Excess Facilities...........................................      $2,225
Write-down of assets to net realizable value................       1,589
Employee severance costs....................................       1,034
Restructuring credit relating to 1993 excess facilities
  costs.....................................................        (639)
                                                                  ------
                                                                  $4,209
                                                                  ======

     The plan included the consolidation and move of manufacturing operations from the Company's Fremont, California facility to its facility located in Norwood, Massachusetts. During fiscal 1997, the plan was accomplished within original cost estimates. At August 31, 1997, the remaining reserve balance of $1,657,000 was specifically designated for excess facility costs at the Fremont, California location.

     At August 31, 1997, the remaining fiscal 1993 restructuring reserve for excess facility costs for the Norwood, Massachusetts location was $1,098,000

NOTE 9  STOCK PLANS

     Under the Company's 1980 Stock Option Plan, the 1988 Non-Qualified Stock Option Plan, and the 1990 Stock Option Plan (the Plans), officers, directors, and key employees have been granted options to purchase shares of the Company's common stock at a price equal to the market value at the date of grant. Options normally become exercisable ratably over a 48 month period, commencing six months from the date of grant, and expire after ten years. At August 31, 1997, 1,479,786 shares of common stock were reserved for issuance under the Plans.

     On May 20, 1997, the Board of Directors approved an amendment to the Company's 1990 Stock Option Plan and reduced the exercise price of certain stock options granted to employees between May 15, 1996 and May 13, 1997 at exercise prices ranging from $11.50 to $20.875 per share. The exercise price was adjusted to be equal to the current market price on that day. Stock options granted to the Company's Board of Directors and to employees in conjunction with a general option grant on March 5, 1997 were excluded from this action. Approximately 388,581 shares were reduced to the new exercise price of $9.625.

     On February 15, 1996, 92,000 restricted shares of the Company's common stock were granted and issued to certain key employees. Shares were awarded in the name of each of the participants who have all the rights of other stockholders, subject to certain restrictions and forfeiture provisions. At August 31, 1997, 7,500 shares carried restrictions. Restrictions on the shares expire ratably on the anniversary date of the award over the next three years.

                              TELCO SYSTEMS, INC.

     A summary of the activity in the stock option plans for fiscal 1996, 1995, and 1994 is presented as follows:

                                                 AVAILABLE      OPTIONS      OPTION PRICE
STOCK OPTION PLANS                              FOR OPTIONS   OUTSTANDING      PER SHARE
------------------                              -----------   -----------   ---------------
Balance at August 28, 1994....................    166,936      1,248,850    $ 2.13 - $15.88
                                                 --------      ---------    ---------------
  Grants......................................   (395,456)       395,456    $ 9.88 - $16.75
  Authorized under 1990 plan..................    250,000
  Exercised...................................                  (525,568)   $ 2.13 - $15.50
  Canceled....................................    159,439       (159,439)   $ 3.38 - $16.25
  Expired.....................................     (1,167)
                                                 --------      ---------    ---------------
Balance at August 27, 1995....................    179,752        959,299    $ 2.25 - $16.75
                                                 --------      ---------    ---------------
  Authorized under 1990 Plan..................    350,000
  Grants......................................   (572,305)       572,305    $ 9.63 - $16.38
  Exercised...................................                  (173,895)   $ 3.00 - $16.25
  Canceled....................................    182,887       (182,887)   $ 3.38 - $16.38
                                                 --------      ---------    ---------------
Balance at August 25, 1996....................    140,334      1,174,822    $ 2.13 - $16.75
                                                 --------      ---------    ---------------
Authorized under 1990 Plan....................    450,000
  Grants......................................   (902,831)       902,831    $13.09 - $20.88
  Exercised...................................                  (284,370)   $ 2.13 - $16.38
  Canceled....................................    677,297       (677,297)   $ 3.00 - $20.88
  Expired.....................................     (1,000)                       $3.00
                                                 --------      ---------    ---------------
Balance at August 31, 1997....................    363,800      1,115,986    $ 2.25 - $19.00
                                                 --------      ---------    ---------------

     At August 31, 1997, August 25, 1996, and August 27, 1995, there were 464,589 shares, 464,767 shares, and 413,495 shares exercisable, respectively.

     Under the Company's 1983 Employee Stock Purchase Plan, eligible employees may purchase shares of common stock through payroll deductions (up to a maximum of 10% of their salary) at a price equal to 85% of the lower of the stock's fair market value at the beginning or at the end of each six month offering period. There were 38,947 shares issuable under the Plan for fiscal 1997 of which 22,112 were outstanding at August 31, 1997. For fiscal 1996 and 1995, 56,010 shares and 56,005 shares, respectively, were issued under the Plan. At August 31, 1997, 59,383 shares of common stock were reserved for issuance under the Plan.

     In October 1995, the Financial Accounting Standards Board issues Statement of Financial Accounting Standard 123 (SFAS 123), "Accounting for Stock-Based Compensation". SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options and other equity instruments based on fair value, or provide pro forma disclosure of net income and earnings per share in the notes to the financial statements. The Company adopted the disclosure-only provisions of SFAS 123 in fiscal 1997 and has applied APB Opinion No. 25 and related interpretations in accounting for its plans.

                              TELCO SYSTEMS, INC.

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                           STOCK OPTIONS         EMPLOYEE STOCK
                                                            AND AWARDS           PURCHASE PLANS
                                                       ---------------------   -------------------
                                                         1997        1996        1997       1996
                                                       ---------   ---------   --------   --------
Weighted Average fair value of shares................  $    8.36   $   10.54   $   6.00   $   4.16
Shares Granted.......................................    902,831     631,305     38,947     56,010
Assumptions:
  Risk-free interest rate............................        5.9%        6.0%       5.0%       5.0%
  Expected volatility................................      146.2%      144.4%      88.0%      87.2%
  Expected life of grants............................  5.5 years   5.5 years   .5 years   .5 years
  Dividend yield.....................................       None        None       None       None

                   OUTSTANDING AND EXERCISABLE BY PRICE RANGE
                             AS OF AUGUST 31, 1997

                                                       SHARES OUTSTANDING
                                              ------------------------------------     SHARES EXERCISABLE
                                                             WEIGHTED                ----------------------
                                                              AVERAGE     WEIGHTED                 WEIGHTED
                                                NUMBER       REMAINING    AVERAGE      NUMBER      AVERAGE
RANGE OF                                      OUTSTANDING   CONTRACTUAL   EXERCISE   EXERCISABLE   EXERCISE
EXERCISE PRICES                               AT 8/31/97       LIFE        PRICE     AT 8/31/97     PRICE
---------------                               -----------   -----------   --------   -----------   --------
STOCK OPTION PLAN
  $ 2.25-$ 8.63.............................     125,309       5.02        $ 7.67      116,770      $ 7.61
  $ 9.31-$ 9.88.............................     502,296       9.18          9.60       96,507        9.66
  $10.00-$11.38.............................     279,025       8.19         10.83      129,091       10.91
  $11.75-$19.00.............................     209,356       7.14         14.57      122,221       14.15
                                               ---------       ----        ------      -------      ------
  $ 2.25-$19.00.............................   1,115,986       8.08        $10.62      464,589      $10.67
                                               =========       ====        ======      =======      ======
STOCK PURCHASE PLAN
  $11.05....................................   $  22,112         --        $11.05      $22,112      $11.05
                                               =========       ====        ======      =======      ======

     Had compensation costs for the Company's stock option plans and employee stock purchase plans been determined on the fair market value at the grant dates for such awards, the Company's net loss and net loss per share would approximate the pro forma amounts below:

                                                               1997       1996
                                                              -------   --------
Net loss:
  As reported...............................................  $(1,078)  $(15,545)
  Pro forma.................................................   (4,380)   (16,787)
Net loss per share:
  As reported...............................................  $  (.10)  $  (1.50)
  Pro forma.................................................     (.41)     (1.62)

     The effects of applying SFAS 123 for the purpose of providing pro forma disclosures may not be indicative of the effects on reported net income and net income per share for future years, as the pro forma disclosures include the effects of only those awards granted after August 27, 1995.

                              TELCO SYSTEMS, INC.

NOTE 10  EMPLOYEE BENEFIT PLAN

     The Company maintains a defined contribution savings plan under the provisions of Internal Revenue Code Section 401(k). Under the terms of the Plan, the Company contributes up to 3% of base pay to a fund which is held by a trustee. All employees are eligible to participate in the Plan and are entitled, upon termination or retirement, to receive their vested portion of the savings fund assets. The unvested portion remains in the Plan and is used to reduce future Plan expense. Total Plan expense was $468,000 in fiscal 1997, $547,000 in fiscal 1996, and $525,000 in fiscal 1995.

NOTE 11  STOCKHOLDER RIGHTS PLAN

     On February 19, 1997, the Board of Directors of Telco Systems, Inc. adopted a Stockholder Rights Plan (the "Plan") and distributed one Right for each outstanding share of the Company's Common Stock, par value $.01 per share. The Rights were issued to holders of record of Common Stock outstanding on February 19, 1997. Each share of Common Stock issued after February 19, 1997 will also include one Right subject to certain limitations. Each Right when it becomes exercisable will initially entitle the registered holder to purchase from the Company one one-hundredth (1/100th) of a share of Series A Participating Cumulative Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), of the Company at a price of $50.00 (the "Exercise Price").

     Currently, the Rights are attached to the Company's common stock. These Rights are not now exercisable and cannot be transferred separately. The Rights become exercisable and separately transferable when the Board learns that any person or group (other than Kopp Investment Advisors, Inc. and its affiliates or associates (collectively "KIA")), has acquired 15% or more of the Company's outstanding common stock or on such date as may be designated by the Board following the announcement of a tender or exchange offer for outstanding shares of common stock which could result in the offeror becoming the beneficial owner of 15% or more of the Company's outstanding common stock. Under such circumstances, holders of the Rights will be entitled to purchase, for the Exercise Price, that number of hundredths of a share of Series A Preferred Stock equivalent to the number of shares of the Company's common stock (or under certain circumstances other equity securities) having a market value of two times the Exercise Price. 15% holders (other than KIA), however, are not entitled to exercise their Rights under such circumstances. As a result, their voting and equity interests in the Company would be substantially diluted should the rights ever be exercised.

     The Rights expire in February 2007, but may be redeemed earlier by the Company in accordance with the provisions of the Rights Plan at a price of $.01 per Right.

                              TELCO SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                MAY 31,      AUGUST 31,
                                                                  1998          1997
                                                              ------------   -----------
                                                              (UNAUDITED)
                                         ASSETS
Current assets:
  Cash and equivalents......................................    $ 13,999      $  5,406
  Marketable securities.....................................       1,599         7,302
  Accounts receivable, net..................................      20,353        19,663
  Inventories, net..........................................      22,234        28,370
  Other current assets......................................       1,002           985
                                                                --------      --------
          Total current assets..............................      59,187        61,726
Plant and equipment, at cost................................      48,644        46,401
  Less accumulated depreciation.............................      39,688        36,712
                                                                --------      --------
          Net plant and equipment...........................       8,956         9,689
Intangible and other assets, net............................       7,680         7,184
                                                                --------      --------
          Total assets......................................    $ 75,823      $ 78,599
                                                                ========      ========
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $  6,818      $  7,292
  Payroll and related liabilities...........................       2,975         3,492
  Other accrued liabilities.................................       9,841        10,528
                                                                --------      --------
          Total current liabilities.........................      19,634        21,312
Restructuring and other long-term liabilities...............       1,056         1,531
Shareholders' equity:
  Series A participating cumulative preferred stock, 200
     shares authorized; no shares outstanding...............          --            --
  Preferred stock, $.01 par value, 5,000 shares authorized;
     no shares outstanding..................................          --            --
  Common stock, $.01 par value, 24,000 shares authorized;
     shares outstanding:
     11,037 at May 31, 1998
     10,805 at August 31, 1997..............................         110           108
  Capital in excess of par value............................      78,827        76,602
  Unearned compensation -- restricted stock.................         (42)          (68)
  Accumulated deficit.......................................     (23,762)      (20,886)
                                                                --------      --------
          Total shareholders' equity........................      55,133        55,756
                                                                --------      --------
          Total liabilities and shareholders' equity........    $ 75,823      $ 78,599
                                                                ========      ========

          See accompanying notes to consolidated financial statements.

                              TELCO SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED    NINE MONTHS ENDED
                                                            -------------------   -----------------
                                                            MAY 31,    MAY 25,    MAY 31,   MAY 25,
                                                              1998       1997      1998      1997
                                                            --------   --------   -------   -------
Net sales.................................................  $28,545    $27,411    $81,557   $86,541
Costs and expenses:
Cost of products sold.....................................   17,426     19,118     49,984    54,255
Research and development..................................    3,981      3,598     11,262    11,336
Sales, marketing and administration.......................    5,854      8,705     17,884    23,510
Purchased research and development........................       --         --      5,135        --
(Gain) on sale of investment..............................       --         --         --    (1,070)
Amortization of intangible assets.........................      222        168        573       501
Interest (income).........................................     (153)      (161)      (505)     (504)
                                                            -------    -------    -------   -------
          Total costs and expenses........................   27,330     31,428     84,333    88,028
                                                            -------    -------    -------   -------
(Loss) income before income taxes.........................    1,215     (4,017)    (2,776)   (1,487)
Provision for income taxes                                       50         --        100        --
                                                            -------    -------    -------   -------
          Net (loss) income...............................  $ 1,165    $(4,017)   $(2,876)  $(1,487)
                                                            =======    =======    =======   =======
Shares used in computing net income (loss) per share:
  Basic...................................................   11,031     10,764     10,942    10,690
  Diluted.................................................   11,094     10,764     10,942    10,690
Earnings (loss) per share:
  Basic...................................................  $  0.11    $ (0.37)   $ (0.26)  $ (0.14)
  Diluted.................................................  $  0.11    $ (0.37)   $ (0.26)  $ (0.14)

          See accompanying notes to consolidated financial statements.

                              TELCO SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                              NINE MONTHS ENDED
                                                              -----------------
                                                              MAY 31,   MAY 25,
                                                               1998      1997
                                                              -------   -------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS
Cash flows from operating activities:
  Net (loss)................................................  $(2,876)  $(1,487)
  Depreciation and amortization.............................    3,644     4,043
  Write-off of purchased research and development...........    5,135        --
  Amortization of unearned compensation.....................       16        40
  Change in assets and liabilities:
     Accounts receivable....................................     (690)      500
     Inventories, net.......................................    6,136    (2,651)
     Other current assets...................................      (17)     (152)
     Intangible and other assets............................       --     1,000
     Accounts payable and other current liabilities.........   (1,656)   (1,994)
     Restructuring liabilities..............................   (1,007)   (1,712)
     Long-term liabilities..................................     (388)      358
                                                              -------   -------
  Net cash provided by (used in) operating activities.......    8,297    (2,055)
                                                              -------   -------
Cash flows from investing activities:
  Additions to plant and equipment, net.....................   (2,308)   (2,718)
  Purchase of assets of Jupiter Technology, Inc.............   (4,336)       --
  Purchase of short-term investments........................   (3,049)   (5,110)
  Maturities of short-term investments......................    8,752    10,713
                                                              -------   -------
  Net cash (used in) provided by investing activities.......     (941)    2,885
                                                              -------   -------
Cash flows from financing activities:
  Proceeds from sale of common shares under employee stock
     plans..................................................    1,237     2,500
                                                              -------   -------
Net cash provided by financing activities...................    1,237     2,500
                                                              -------   -------
Increase (decrease) in cash and equivalents.................    8,593     3,330
Cash and equivalents at beginning of period.................    5,406     8,461
                                                              -------   -------
Cash and equivalents at end of period.......................  $13,999   $11,791
                                                              =======   =======
Supplemental schedule of non-cash investing and financing
  activities:
  Shares issued for assets of Jupiter Technology............  $ 1,000   $    --
                                                              =======   =======
  Liabilities assumed relating to Jupiter Technology........  $   898   $    --
                                                              =======   =======

          See accompanying notes to consolidated financial statements.

                              TELCO SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         FOR QUARTER ENDED MAY 31, 1998
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The consolidated financial statements of Telco Systems, Inc. (the "Company") included in this report reflect all adjustments (consisting of only normally recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the consolidated financial position at May 31, 1998 and the consolidated statements of operations and cash flows for the nine months ended May 31, 1998 and May 25, 1997. The unaudited results of operations for the interim periods reported are not necessarily indicative of results to be expected for the year.

     Certain notes and other information have been condensed or omitted from these interim financial statements. The statements, therefore, should be read in conjunction with the consolidated financial statements and related notes included in the Telco Systems, Inc. Annual Report on Form 10-K for the year ended August 31, 1997.

NOTE 2 -- INVENTORIES

                                                              MAY 31,   AUGUST 31,
                                                               1998        1997
                                                              -------   ----------
                                                                 (IN THOUSANDS)
Raw materials...............................................  $ 8,679    $12,803
Work-in-process.............................................    3,759      5,605
Finished goods..............................................    9,796      9,962
                                                              -------    -------
                                                              $22,234    $28,370
                                                              =======    =======

NOTE 3 -- SHARES OUTSTANDING

     Changes in shares outstanding:

                                                              NINE MONTHS ENDED
                                                              -----------------
                                                              MAY 31,   MAY 25,
                                                               1998      1997
                                                              -------   -------
                                                               (IN THOUSANDS)
Outstanding at beginning of period..........................   10,805    10,520
  Shares issued for Jupiter acquisition.....................      102        --
  Options exercised, net....................................       81       250
  Restricted stock option...................................        6        --
  Employee stock purchase plan..............................       43        43
                                                              -------   -------
Outstanding at end of period................................   11,037    10,813
                                                              =======   =======

NOTE 4 -- ACQUISITION

     On January 26, 1998, the Company acquired substantially all of the assets of Jupiter Technology, Inc., a privately held company engaged in the development of ATM and frame relay access equipment. The transaction was accounted for using the purchase method at a cost of $6.2 million, including issuance of 101,636 shares of common stock. The purchase price included $5.1 million which represented the value of in-process technology that had not yet reached technological feasibility and had no alternative use. This amount was expensed during the third quarter of fiscal 1998. In addition, the purchase price included $1.1 million of goodwill, which will be amortized over five years.

                              TELCO SYSTEMS, INC.

NOTE 5 -- (LOSS) EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share", which the Company adopted in the second quarter of fiscal 1998. The Company has restated all prior period per share amounts to comply with the requirements of FAS 128. Under the new requirements, primary and fully diluted earnings per share were replaced by basic and diluted earnings per share. Basic earnings per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the periods. Diluted earnings per share is calculated by dividing net income or loss by the sum of the weighted average number of common shares outstanding plus all additional common shares that would have been outstanding if potentially dilutive common shares had been issued. Potentially dilutive common shares were excluded from the diluted calculation for those periods in which the Company reported a net loss. The following table reconciles the number of shares utilized in the earnings per share calculations for the periods ended May 31, 1998 and May 25, 1997.

                  SHARES USED IN COMPUTING EARNINGS PER SHARE

                                                     THREE MONTHS ENDED       NINE MONTHS ENDED
                                                    ---------------------   ---------------------
                                                     MAY 31,     MAY 25,     MAY 31,     MAY 25,
                                                      1998        1997        1998        1997
                                                    ---------   ---------   ---------   ---------
                                                                   (IN THOUSANDS)
Weighted average common shares outstanding
  (basic).........................................     11,031      10,764      10,942      10,690
Effect of dilutive securities -- stock options....         63           0           0           0
Weighted average common shares outstanding
  (diluted).......................................     11,094      10,764      10,942      10,690

NOTE 6 -- SUBSEQUENT EVENT

     On June 4, 1998, the Company entered into a definitive agreement to merge with World Access, Inc. The transaction will be subject to stockholder and regulatory approval and is expected to be accounted for as a purchase. The merger agreement provides that all shares of the Company's common stock will be converted into shares of World Access common stock having a value of $17.00 per share, based on the average daily closing price of World Access common stock as reported on the Nasdaq National Market System for a predefined period prior to the effective time of the merger (the "Closing Price"). If the Closing Price is more than $36.00, then each share of the Company's common stock will be converted into 0.4722 shares of World Access common stock. If the Closing Price is less than $29.00, then each share of the Company's common stock will be converted into 0.5862 shares of World Access common stock.

                                NEW WORLD ACCESS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                                                        WORLD ACCESS                                  NEW
                                                                          AND NACT                                WORLD ACCESS
                                                       NACT MINORITY      COMBINED                                    AND
                                             WORLD       INTEREST       ("NEW WORLD                 RESURGENS      RESURGENS
                                             ACCESS     ADJUSTMENTS       ACCESS")     RESURGENS   ADJUSTMENTS      COMBINED
                                            --------   -------------    ------------   ---------   -----------    ------------
                                                            ASSETS
Current Assets
 Cash and equivalents                       $ 57,653     $     --         $ 57,653     $  1,637     $ (7,000)(C)    $ 52,290
 Marketable securities....................     3,500           --            3,500           --           --           3,500
 Accounts receivable......................    41,819           --           41,819        3,354           --          45,173
 Inventories..............................    34,473           --           34,473           --           --          34,473
 Other current assets.....................    15,429           --           15,429        4,476           --          19,905
                                            --------     --------         --------     --------     --------        --------
       Total Current Assets...............   152,874           --          152,874        9,467       (7,000)        155,341
Property and equipment....................    17,203           --           17,203       52,126        9,000(C)       78,329
Goodwill..................................    74,378        9,617(A)        83,995           --       71,251(C)      155,246
Acquired technology.......................                  4,400(A)         4,400           --           --           4,400
Other assets..............................    24,063           --           24,063          152       18,300(C)       42,515
                                            --------     --------         --------     --------     --------        --------
       Total Assets.......................  $268,518     $ 14,017         $282,535     $ 61,745     $ 91,551        $435,831
                                            ========     ========         ========     ========     ========        ========
                                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Short-term debt..........................  $  4,408     $     --         $  4,408     $  3,542     $     --        $  7,950
 Accounts payable.........................    23,087           --           23,087       19,731           --          42,818
 Other accrued liabilities................    12,913           --           12,913        7,243        2,000(C)       22,156
                                            --------     --------         --------     --------     --------        --------
       Total Current Liabilities..........    40,408           --           40,408       30,516        2,000          72,924
Long-term debt............................   115,529           --          115,529           --           --         115,529
Noncurrent liabilities....................     1,564        1,700(A)         3,264       29,050           --          32,314
Minority interests........................    12,443      (12,443)(A)           --           --           --              --
                                            --------     --------         --------     --------     --------        --------
       Total Liabilities..................   169,944      (10,743)         159,201       59,566        2,000         220,767
Stockholders' Equity
 Common stock.............................       219           20(A)           239           85          (85)(D)         275
                                                                                                          36(C)
 Capital in excess of par value...........   133,286       46,640(A)       179,926       61,467      (61,467)(D)     271,620
                                                                                                      91,694(C)
 Accumulated deficit......................   (34,931)     (21,900)(B)      (56,831)     (59,373)      59,373(D)      (56,831)
                                            --------     --------         --------     --------     --------        --------
       Total Stockholders' Equity.........    98,574       24,760          123,334        2,179       89,551         215,064
                                            --------     --------         --------     --------     --------        --------
       Total Liabilities and Stockholders'
        Equity............................  $268,518     $ 14,017         $282,535     $ 61,745     $ 91,551        $435,831
                                            ========     ========         ========     ========     ========        ========

                                                                           NEW
                                                                      WORLD ACCESS,
                                                                        RESURGENS
                                                          TELCO         AND TELCO
                                             TELCO     ADJUSTMENTS      COMBINED
                                            --------   -----------    -------------
                                                            ASSETS
Current Assets
 Cash and equivalents                       $ 11,601    $     --        $  63,891
 Marketable securities....................     2,200          --            5,700
 Accounts receivable......................    16,974          --           62,147
 Inventories..............................    23,209      (4,500)(E)       53,182
 Other current assets.....................       954          --           20,859
                                            --------    --------        ---------
       Total Current Assets...............    54,938      (4,500)         205,779
Property and equipment....................     8,383      (2,800)(E)       83,912
Goodwill..................................     7,617      30,125(E)       192,988
Acquired technology.......................        --      56,400(E)        60,800
Other assets..............................        --      23,400(E)        65,915
                                            --------    --------        ---------
       Total Assets.......................  $ 70,938    $102,625        $ 609,394
                                            ========    ========        =========
                                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Short-term debt..........................  $     --    $     --        $   7,950
 Accounts payable.........................     4,357          --           47,175
 Other accrued liabilities................    12,635       6,650(E)        41,441
                                            --------    --------        ---------
       Total Current Liabilities..........    16,992       6,650           96,566
Long-term debt............................        --          --          115,529
Noncurrent liabilities....................       991      24,900(E)        58,205
Minority interests........................        --          --               --
                                            --------    --------        ---------
       Total Liabilities..................    17,983      31,550          270,300
Stockholders' Equity
 Common stock.............................       110        (110)(F)          340
                                                              65(E)
 Capital in excess of par value...........    79,017     (79,017)(F)      469,485
                                                         197,865(E)
 Accumulated deficit......................   (26,172)     26,172(F)      (130,731)
                                                         (73,900)(G)
                                            --------    --------        ---------
       Total Stockholders' Equity.........    52,955      71,075          339,094
                                            --------    --------        ---------
       Total Liabilities and Stockholders'
        Equity............................  $ 70,938    $102,625        $ 609,394
                                            ========    ========        =========

                                NEW WORLD ACCESS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                        NACT                                                  NEW WORLD
                                      MINORITY         NEW                                   ACCESS AND
                           WORLD      INTEREST        WORLD                  RESURGENS        RESURGENS
                           ACCESS    ADJUSTMENTS      ACCESS    RESURGENS   ADJUSTMENTS       COMBINED
                          --------   -----------     --------   ---------   -----------     -------------
                                                 ASSETS
Current Assets
  Cash and
     equivalents........  $ 57,653    $     --      $ 57,653    $  1,637     $ (7,000)(C)     $ 52,290
  Marketable
     securities.........     3,500          --         3,500          --           --            3,500
  Accounts receivable...    41,819          --        41,819       3,354           --           45,173
  Inventories...........    34,473          --        34,473          --           --           34,473
  Other current
     assets.............    15,429          --        15,429       4,476           --           19,905
                          --------    --------       --------   --------     --------         --------
          Total Current
            Assets......   152,874          --       152,874       9,467       (7,000)         155,341
Property and
  equipment.............    17,203          --        17,203      52,126        9,000(C)        78,329
Goodwill................    74,378       9,617(A)     83,995          --       71,251(C)       155,246
Acquired technology.....                 4,400(A)      4,400          --           --            4,400
Other assets............    24,063          --        24,063         152       18,300(C)        42,515
                          --------    --------      --------    --------     --------         --------
          Total
            Assets......  $268,518    $ 14,017      $282,535    $ 61,745     $ 91,551         $435,831
                          ========    ========      ========    ========     ========         ========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt.......  $  4,408    $     --       $ 4,408    $  3,542     $     --         $  7,950
  Accounts payable......    23,087          --        23,087      19,731           --           42,818
  Other accrued
     liabilities........    12,913          --        12,913       7,243        2,000(C)        22,156
                          --------    --------       --------   --------     --------         --------
          Total Current
          Liabilities...    40,408          --        40,408      30,516        2,000           72,924
Long-term debt..........   115,529          --       115,529          --           --          115,529
Noncurrent
  liabilities...........     1,564       1,700(A)      3,264      29,050                        32,314
Minority interests......    12,443     (12,443)(A)        --          --           --               --
                          --------    --------       --------   --------     --------         --------
          Total
          Liabilities...   169,944     (10,743)      159,201      59,566        2,000          220,767
Stockholders' Equity
  Common stock..........       219          20(A)        239          85          (85)(D)          275
                                                                                   36(C)
  Capital in excess of
     par value..........   133,286      46,640(A)    179,926      61,467      (61,467)(D)      271,620
                                                                               91,694(C)
  Accumulated deficit...   (34,931)    (21,900)(B)   (56,831)    (59,373)      59,373(D)       (56,831)
                          --------    --------       --------   --------     --------         --------
          Total
           Stockholders'
            Equity......    98,574      24,760       123,334       2,179       89,551          215,064
                          --------    --------       --------   --------     --------         --------
          Total
            Liabilities
            and
           Stockholders'
            Equity......  $268,518    $ 14,017      $282,535    $ 61,745     $ 91,551         $435,831
                          ========    ========      ========    ========     ========         ========

                                NEW WORLD ACCESS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                              NACT                                               NEW WORLD
                                            MINORITY         NEW                                 ACCESS AND
                                 WORLD      INTEREST        WORLD                   TELCO          TELCO
                                 ACCESS    ADJUSTMENTS      ACCESS     TELCO     ADJUSTMENTS      COMBINED
                                --------   -----------     --------   --------   -----------     ----------
                                                  ASSETS
Current Assets
  Cash and equivalents........  $ 57,653    $     --       $ 57,653   $ 11,601    $     --        $ 69,254
  Marketable securities.......     3,500          --          3,500      2,200          --           5,700
  Accounts receivable.........    41,819          --         41,819     16,974          --          58,793
  Inventories.................    34,473          --         34,473     23,209      (4,500)(E)      53,182
  Other current assets........    15,429          --         15,429        954          --          16,383
                                --------    --------       --------   --------    --------        --------
         Total Current
           Assets.............   152,874          --        152,874     54,938      (4,500)        203,312
Property and equipment........    17,203          --         17,203      8,383      (2,800)(E)      22,786
Goodwill......................    74,378       9,617(A)      83,995      7,617      30,125(E)      121,737
Acquired technology...........                 4,400(A)       4,400         --      56,400(E)       60,800
Other assets..................    24,063          --         24,063         --      23,400(E)       47,463
                                --------    --------       --------   --------    --------        --------
         Total Assets.........  $268,518    $ 14,017       $282,535   $ 70,938    $102,625        $456,098
                                ========    ========       ========   ========    ========        ========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt.............  $  4,408    $     --       $  4,408   $     --    $     --        $  4,408
  Accounts payable............    23,087          --         23,087      4,357          --          27,444
  Other accrued liabilities...    12,913          --         12,913     12,635       6,650(E)       32,198
                                --------    --------       --------   --------    --------        --------
         Total Current
           Liabilities........    40,408          --         40,408     16,992       6,650          64,050
Long-term debt................   115,529          --        115,529         --          --         115,529
Noncurrent liabilities........     1,564       1,700(A)       3,264        991      24,900(E)       29,155
Minority interests............    12,443     (12,443)(A)         --         --          --              --
                                --------    --------       --------   --------    --------        --------
         Total Liabilities....   169,944     (10,743)       159,201     17,983      31,550         208,734
Stockholders' Equity
  Common stock................       219          20(A)         239        110        (110)(F)         304
                                                                                        65(E)
  Capital in excess of par
    value.....................   133,286      46,640(A)     179,926     79,017     (79,017)(F)     377,791
                                                                                   197,865(E)
  Accumulated deficit.........   (34,931)    (21,900)(B)    (56,831)   (26,172)     26,172(F)     (130,731)
                                                                                   (73,900)(G)
                                --------    --------       --------   --------    --------        --------
         Total Stockholders'
           Equity.............    98,574      24,760        123,334     52,955      71,075         247,364
                                --------    --------       --------   --------    --------        --------
         Total Liabilities and
           Stockholders'
           Equity.............  $268,518    $ 14,017       $282,535   $ 70,938    $102,625        $456,098
                                ========    ========       ========   ========    ========        ========

                                NEW WORLD ACCESS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                                                          NACT
                                                                        MINORITY         NEW
                                                            WORLD       INTEREST        WORLD
                                                            ACCESS     ADJUSTMENTS      ACCESS
                                                           --------   -------------    --------
                                            ASSETS
Current Assets
  Cash and equivalents...................................  $ 57,653     $     --       $ 57,653
  Marketable securities..................................     3,500           --          3,500
  Accounts receivable....................................    41,819           --         41,819
  Inventories............................................    34,473           --         34,473
  Other current assets...................................    15,429           --         15,429
                                                           --------     --------       --------
          Total Current Assets...........................   152,874           --        152,874
Property and equipment...................................    17,203           --         17,203
Goodwill.................................................    74,378        9,617(A)      83,995
Acquired technology......................................                  4,400(A)       4,400
Other assets.............................................    24,063           --         24,063
                                                           --------     --------       --------
          Total Assets...................................  $268,518     $ 14,017       $282,535
                                                           ========     ========       ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt........................................  $  4,408     $     --       $  4,408
  Accounts payable.......................................    23,087           --         23,087
  Other accrued liabilities..............................    12,913           --         12,913
                                                           --------     --------       --------
          Total Current Liabilities......................    40,408           --         40,408
Long-term debt...........................................   115,529           --        115,529
Noncurrent liabilities...................................     1,564        1,700(A)       3,264
Minority interests.......................................    12,443      (12,443)(A)         --
                                                           --------     --------       --------
          Total Liabilities..............................   169,944      (10,743)       159,201
Stockholders' Equity
  Common stock...........................................       219           20(A)         239
  Capital in excess of par value.........................   133,286       46,640(A)     179,926
  Accumulated deficit....................................   (34,931)     (21,900)(B)    (56,831)
                                                           --------     --------       --------
          Total Stockholders' Equity.....................    98,574       24,760        123,334
                                                           --------     --------       --------
          Total Liabilities and Stockholders' Equity.....  $268,518     $ 14,017       $282,535
                                                           ========     ========       ========

                                NEW WORLD ACCESS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                                                                        WORLD ACCESS
                                                   WORLD                  TELCO          AND TELCO
                                                   ACCESS     TELCO    ADJUSTMENTS        COMBINED
                                                  --------   -------   -----------      ------------
                                               ASSETS
Current Assets
  Cash and equivalents..........................  $ 57,653   $11,601    $      --        $  69,254
  Marketable securities.........................     3,500     2,200           --            5,700
  Accounts receivable...........................    41,819    16,974           --           58,793
  Inventories...................................    34,473    23,209       (4,500)(E)       53,182
  Other current assets..........................    15,429       954           --           16,383
                                                  --------   -------    ---------        ---------
          Total Current Assets..................   152,874    54,938       (4,500)         203,312
Property and equipment..........................    17,203     8,383       (2,800)(E)       22,786
Goodwill........................................    74,378     7,617       30,125(E)       112,120
Acquired technology.............................                           56,400(E)        56,400
Other assets....................................    24,063        --       23,400(E)        47,463
                                                  --------   -------    ---------        ---------
          Total Assets..........................  $268,518   $70,938    $ 102,625        $ 442,081
                                                  ========   =======    =========        =========
Current Liabilities
  Short-term debt...............................  $  4,408   $    --    $      --        $   4,408
  Accounts payable..............................    23,087     4,357           --           27,444
  Other accrued liabilities.....................    12,913    12,635        6,650(E)        32,198
                                                  --------   -------    ---------        ---------
          Total Current Liabilities.............    40,408    16,992        6,650           64,050
Long-term debt..................................   115,529        --           --          115,529
Noncurrent liabilities..........................     1,564       991       24,900(E)        27,455
Minority interests..............................    12,443        --           --           12,443
                                                  --------   -------    ---------        ---------
          Total Liabilities.....................   169,944    17,983       31,550          219,477
Stockholders' Equity
  Common stock..................................       219       110         (110)(F)          284
                                                                               65(E)
  Capital in excess of par value................   133,286    79,017      (79,017)(F)      331,151
                                                                          197,865(E)
  Accumulated deficit...........................   (34,931)  (26,172)      26,172(F)      (108,831)
                                                                          (73,900)(G)
                                                  --------   -------    ---------        ---------
          Total Stockholders' Equity............    98,574    52,955       71,075          222,604
                                                  --------   -------    ---------        ---------
          Total Liabilities and Stockholders'
            Equity..............................  $268,518   $70,938    $ 102,625        $ 442,081
                                                  ========   =======    =========        =========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                      WORLD
                                                                                                     ACCESS,
                                                                                                     ATI AND
                                                                WORLD                    NACT          NACT         NACT
                                                                ACCESS                 MAJORITY      MAJORITY     MINORITY
                             WORLD                  ATI        AND ATI                 INTEREST      INTEREST     INTEREST
                             ACCESS     ATI     ADJUSTMENTS    COMBINED      NACT     ADJUSTMENTS    COMBINED    ADJUSTMENTS
                            --------   ------   -----------    --------     -------   -----------   ----------   -----------
Sales of products.........  $ 69,830    $ 826     $    --      $ 70,656     $ 1,175    $     --      $71,831
Service revenues..........    13,408       --          --        13,408       1,160          --       14,568       $    --
                            --------   ------     -------      --------     -------    --------      -------       -------
 Total Sales..............    83,238      826          --        84,064       2,335          --       86,399            --
Cost of products sold.....    39,012      631          --        39,643         755         190(D)    40,588            90(H)
Cost of services..........    12,189       --          --        12,189       1,220          --       13,409            --
                            --------   ------     -------      --------     -------    --------      -------       -------
 Total Cost of Sales......    51,201      631          --        51,832       1,975         190       53,997            90
 Gross Profit.............    32,037      195          --        32,232         360        (190)      32,402           (90)
Engineering and
 development..............     2,582      241          --         2,823         504          --        3,327            --
Selling, general and
 administrative...........     7,936      349          --         8,285       1,369          --        9,654            --
Amortization of
 goodwill.................     1,882       --          16(A)      1,898          39         360(E)     2,297           240(I)
                                           --          --                        --          --                         --
In-process research and
 development..............    50,000       --      (5,400)(B)    44,600          --     (44,600)(F)       --            --
Special charges...........     3,240       --          --         3,240          --          --        3,240            --
                            --------   ------     -------      --------     -------    --------      -------       -------
 Operating Income (Loss)..   (33,603)    (395)      5,384       (28,614)     (1,552)     44,050       13,884          (330)
Interest and other
 income...................     1,971       --          --         1,971          --          --        1,971            --
Interest and other
 expense..................    (3,031)     (18)         --        (3,049)         --          --       (3,049)           --
                            --------   ------     -------      --------     -------    --------      -------       -------
 Income (Loss) Before
   Income Taxes and
   Minority Interests.....   (34,663)    (413)      5,384       (29,692)     (1,552)     44,050       12,806          (330)
Income taxes..............     6,135       --        (140)(C)     5,995        (620)         --        5,375            --
                            --------   ------     -------      --------     -------    --------      -------       -------
 Income (Loss) Before
   Minority Interests.....   (40,798)    (413)      5,524       (35,687)       (932)     44,050        7,431          (330)
Minority interests in
 earnings of subsidiary...     1,533       --          --         1,533          --        (305)(G)    1,228        (1,228)(J)
                            --------   ------     -------      --------     -------    --------      -------       -------
 Net Income (Loss)........  $(42,331)  $ (413)    $ 5,524      $(37,220)    $  (932)   $ 44,355      $ 6,203       $   898
                            ========   ======     =======      ========     =======    ========      =======       =======
Net Income (Loss) Per
 Common Share
 Basic....................
 Diluted..................
Weighted Average Shares
 Outstanding
 Basic....................
 Diluted..................


                                                                      NEW                                    NEW
                                                                     WORLD                                  WORLD
                                                                     ACCESS                                ACCESS,
                              NEW                                     AND                                 RESURGENS
                             WORLD                   RESURGENS     RESURGENS                   TELCO      AND TELCO
                             ACCESS     RESURGENS   ADJUSTMENTS     COMBINED       TELCO    ADJUSTMENTS    COMBINED
                            --------    ---------   -----------   ------------    -------   -----------   ----------
Sales of products.........  $ 71,831    $     --      $    --       $ 71,831      $54,552     $    --     $ 126,383
Service revenues..........    14,568      10,377           --         24,945           --          --        24,945
                            --------    --------      -------       --------      -------     -------     ---------
 Total Sales..............    86,399      10,377           --         96,776       54,552          --       151,328
Cost of products sold.....    40,678          --           --         40,678       32,969        (120)(P)    77,052
                                                                                                3,525(Q)
Cost of services..........    13,409      27,028           --         40,437           --                    40,437
                            --------    --------      -------       --------      -------     -------     ---------
 Total Cost of Sales......    54,087      27,028           --         81,115       32,969       3,405       117,489
 Gross Profit.............    32,312     (16,651)          --         15,661       21,583      (3,405)       33,839
Engineering and
 development..............     3,327          --           --          3,327        7,809          --        11,136
Selling, general and
 administrative...........     9,654      10,404          620(L)      20,678       11,974         460(R)     33,112
Amortization of
 goodwill.................     2,537          --        1,780(M)       4,317          406        (160)(S)     5,363
                                              --           --                          --         800(T)
In-process research and
 development..............        --          --           --             --        5,135      (5,135)(U)        --
Special charges...........     3,240          --           --          3,240           --          --         3,240
                            --------    --------      -------       --------      -------     -------     ---------
 Operating Income (Loss)..    13,554     (27,055)      (2,400)       (15,901)      (3,741)        630       (19,012)
Interest and other
 income...................     1,971           4           --          1,975          323          --         2,298
Interest and other
 expense..................    (3,049)     (2,224)          --         (5,273)          --          --        (5,273)
                            --------    --------      -------       --------      -------     -------     ---------
 Income (Loss) Before
   Income Taxes and
   Minority Interests.....    12,476     (29,275)      (2,400)       (19,199)      (3,418)        630       (21,987)
Income taxes..............     5,375          --       (5,375)(N)         --          100        (100)(V)        --
                            --------    --------      -------       --------      -------     -------     ---------
 Income (Loss) Before
   Minority Interests.....     7,101     (29,275)       2,975        (19,199)      (3,518)        730       (21,987)
Minority interests in
 earnings of subsidiary...        --          --           --             --           --          --            --
                            --------    --------      -------       --------      -------     -------     ---------
 Net Income (Loss)........  $  7,101    $(29,275)     $ 2,975       $(19,199)     $(3,518)    $   730     $ (21,987)
                            ========    ========      =======       ========      =======     =======     =========
Net Income (Loss) Per
 Common Share
 Basic....................                                                                                $   (0.67)(X)
                                                                                                          =========
 Diluted..................                                                                                $   (0.67)(X)
                                                                                                          =========
Weighted Average Shares
 Outstanding
 Basic....................                                                                                   32,724(X)
                                                                                                          =========
 Diluted..................                                                                                   32,724(X)
                                                                                                          =========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        WORLD ACCESS,
                                        ATI AND NACT       NACT                                               NEW WORLD
                                          MAJORITY       MINORITY                                             ACCESS AND
                                          INTEREST       INTEREST     NEW WORLD                RESURGENS      RESURGENS
                                          COMBINED      ADJUSTMENTS    ACCESS     RESURGENS   ADJUSTMENTS      COMBINED
                                        -------------   -----------   ---------   ---------   -----------    ------------
Sales of products.....................  71,$831....       $    --      $71,831    $     --      $    --        $ 71,831
Service revenues......................      14,568             --       14,568      10,377           --          24,945
                                           -------        -------      -------    --------      -------        --------
  Total Sales.........................      86,399             --       86,399      10,377           --          96,776
Cost of products sold.................      40,588             90(H)    40,678          --           --          40,678
Cost of services......................      13,409             --       13,409      27,028           --          40,437
                                           -------        -------      -------    --------      -------        --------
  Total Cost of Sales.................      53,997             90       54,087      27,028           --          81,115
  Gross Profit........................      32,402            (90)      32,312     (16,651)          --          15,661
Engineering and development...........       3,327             --        3,327          --           --           3,327
Selling, general and administrative...       9,654             --        9,654      10,404          620(L)       20,678
Amortization of goodwill..............       2,297            240(I)     2,537          --        1,780(M)        4,317
Special charges.......................       3,240             --        3,240          --           --           3,240
                                           -------        -------      -------    --------      -------        --------
  Operating Income (Loss).............      13,884           (330)      13,554     (27,055)      (2,400)        (15,901)
Interest and other income.............       1,971             --        1,971           4           --           1,975
Interest and other expense............      (3,049)            --       (3,049)     (2,224)          --          (5,273)
                                           -------        -------      -------    --------      -------        --------
  Income (Loss) Before Income Taxes
    and Minority Interests............      12,806           (330)      12,476     (29,275)      (2,400)        (19,199)
Income taxes..........................       5,375             --        5,375          --       (5,375)(N)          --
                                           -------        -------      -------    --------      -------        --------
  Income (Loss) Before Minority
    Interests.........................       7,431           (330)       7,101     (29,275)       2,975         (19,199)
Minority interests in earnings of
  subsidiary..........................       1,228         (1,228)(J)       --          --           --              --
                                           -------        -------      -------    --------      -------        --------
  Net Income (Loss)...................     $ 6,203        $   898      $ 7,101    $(29,275)     $ 2,975        $(19,199)
                                           =======        =======      =======    ========      =======        ========
Net Income (Loss) Per Common Share
  Basic...............................                                                                         $  (0.73)(O)
                                                                                                               ========
  Diluted.............................                                                                         $  (0.73)(O)
                                                                                                               ========
Weighted Average Shares Outstanding
  Basic...............................                                                                           26,220(O)
                                                                                                               ========
  Diluted.............................                                                                           26,220(O)
                                                                                                               ========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           WORLD
                                          ACCESS,
                                          ATI AND
                                            NACT         NACT                                                    NEW
                                          MAJORITY     MINORITY                                              WORLD ACCESS
                                          INTEREST     INTEREST           NEW                     TELCO       AND TELCO
                                          COMBINED    ADJUSTMENTS    WORLD ACCESS     TELCO    ADJUSTMENTS     COMBINED
                                          --------   -------------   -------------   -------   -----------   ------------
Sales of products....................... $71,831     $    --          $71,831      $54,552     $    --         $126,383
Service revenues........................  14,568          --           14,568           --          --           14,568
                                          ------     -------          -------      -------     -------         --------
  Total Sales...........................  86,399          --           86,399       54,552          --          140,951
Cost of products sold...................  40,588          90(H)        40,678       32,969        (120)(P)       77,052
                                                                                                 3,525(Q)
Cost of services........................  13,409          --           13,409           --                       13,409
                                          ------      ------          -------      -------     -------         --------
  Total Cost of Sales...................  53,997          90           54,087       32,969       3,405           90,461
  Gross Profit..........................  32,402         (90)          32,312       21,583      (3,405)          50,490
Engineering and development.............   3,327          --            3,327        7,809          --           11,136
Selling, general and administrative.....   9,654          --            9,654       11,974         460(R)        22,088
Amortization of goodwill................   2,297         240(I)         2,537          406        (160)(S)        3,583
                                                                                                   800(T)
In-process research and development.....      --          --               --        5,135      (5,135)(U)           --
Special charges.........................   3,240          --            3,240           --          --            3,240
                                          ------      ------          -------      -------     -------         --------
  Operating Income (Loss)...............  13,884        (330)          13,554       (3,741)        630           10,443
Interest and other income...............   1,971          --            1,971          323          --            2,294
Interest expense........................  (3,049)         --           (3,049)          --          --           (3,049)
                                          ------      ------          -------      -------     -------         --------
  Income (Loss) Before Income Taxes and
    Minority Interests..................  12,806        (330)          12,476       (3,418)        630            9,688
Income taxes............................    5,37          --            5,375          100      (1,655)(W)        3,820
                                          ------      ------          -------      -------     -------         --------
  Income (Loss) Before Minority
    Interests...........................   7,431        (330)           7,101       (3,518)      2,285            5,868
Minority interests in earnings of
  subsidiary............................   1,228      (1,228)(J)           --           --          --               --
                                          ------      ------          -------      -------     -------         --------
  Net Income (Loss).....................  $6,203      $  898          $ 7,101      $(3,518)    $ 2,285         $  5,868
                                          ======      ======          =======      =======     =======         ========
Net Income Per Common Share
  Basic.................................                                                                       $   0.20(X)
                                                                                                               ========
  Diluted...............................                                                                       $   0.19(X)
                                                                                                               ========
Weighted Average Shares Outstanding
  Basic.................................                                                                         28,974(X)
                                                                                                               ========
  Diluted...............................                                                                         30,655(X)
                                                                                                               ========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            WORLD ACCESS,
                                                               ATI AND
                                                                NACT           NACT
                                                              MAJORITY       MINORITY        NEW
                                                              INTEREST       INTEREST       WORLD
                                                              COMBINED      ADJUSTMENTS    ACCESS
                                                            -------------   -----------    -------
Sales of products.........................................     $71,831        $    --      $71,831
Service revenues..........................................      14,568             --       14,568
                                                               -------        -------      -------
  Total Sales.............................................      86,399             --       86,399
Cost of products sold.....................................      40,588             90(H)    40,678
Cost of services..........................................      13,409             --       13,409
                                                               -------        -------      -------
  Total Cost of Sales.....................................      53,997             90       54,087
  Gross Profit............................................      32,402            (90)      32,312
Engineering and development...............................       3,327             --        3,327
Selling, general and administrative.......................       9,654             --        9,654
Amortization of goodwill..................................       2,297            240(I)     2,537
Special charges...........................................       3,240             --        3,240
                                                               -------        -------      -------
  Operating Income........................................      13,884           (330)      13,554
Interest and other income.................................       1,971             --        1,971
Interest expense..........................................      (3,049)            --       (3,049)
                                                               -------        -------      -------
  Income Before Income Taxes and Minority Interests.......      12,806           (330)      12,476
Income taxes..............................................       5,375             --        5,375
                                                               -------        -------      -------
  Income Before Minority Interests........................       7,431           (330)       7,101
Minority interests in earnings of subsidiary..............       1,228         (1,228)(J)       --
                                                               -------        -------      -------
  Net Income..............................................     $ 6,203        $   898      $ 7,101
                                                               =======        =======      =======
Net Income Per Common Share
  Basic...................................................                                 $  0.32(K)
                                                                                           =======
  Diluted.................................................                                 $  0.30(K)
                                                                                           =======
Weighted Average Shares Outstanding
  Basic...................................................                                  22,470(K)
                                                                                           =======
  Diluted.................................................                                  23,969(K)
                                                                                           =======

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      WORLD
                                                     ACCESS,
                                                     ATI AND                                WORLD
                                                  NACT MAJORITY                           ACCESS AND
                                                    INTEREST                   TELCO        TELCO
                                                    COMBINED       TELCO    ADJUSTMENTS    COMBINED
                                                  -------------   -------   -----------   ----------
Sales of products...............................     $71,831      $54,552     $    --      $126,383
Service revenues................................      14,568           --          --        14,568
                                                     -------      -------     -------      --------
  Total Sales...................................      86,399       54,552          --       140,951
Cost of products sold...........................      40,588       32,969        (120)(P)    76,962
                                                                                3,525(Q)
Cost of services................................      13,409           --                    13,409
                                                     -------      -------     -------      --------
  Total Cost of Sales...........................      53,997       32,969       3,405        90,371
  Gross Profit..................................      32,402       21,583      (3,405)       50,580
Engineering and development.....................       3,327        7,809          --        11,136
Selling, general and administrative.............       9,654       11,974         460(R)     22,088
Amortization of goodwill........................       2,297          406        (160)(S)     3,343
                                                                                  800(T)
In-process research and development.............          --        5,135      (5,135)(U)        --
Special charges.................................       3,240           --          --         3,240
                                                     -------      -------     -------      --------
  Operating Income..............................      13,884       (3,741)        630        10,773
Interest and other income.......................       1,971          323          --         2,294
Interest expense................................      (3,049)          --          --        (3,049)
                                                     -------      -------     -------      --------
  Income Before Income Taxes and Minority
     Interests..................................      12,806       (3,418)        630        10,018
Income taxes....................................       5,375          100      (1,655)(W)     3,820
                                                     -------      -------     -------      --------
  Income Before Minority Interests..............       7,431       (3,518)      2,285         6,198
Minority interests in earnings of subsidiary....       1,228           --          --         1,228
                                                     -------      -------     -------      --------
  Net Income....................................     $ 6,203      $(3,518)    $ 2,285      $  4,970
                                                     =======      =======     =======      ========
Net Income Per Common Share
  Basic.........................................                                           $   0.18(X)
                                                                                           ========
  Diluted.......................................                                           $   0.17(X)
                                                                                           ========
Weighted Average Shares Outstanding
  Basic.........................................                                             26,947(X)
                                                                                           ========
  Diluted.......................................                                             28,627(X)
                                                                                           ========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                           WORLD ACCESS,
                                                                                                              ATI AND
                                                                        WORLD                   NACT           NACT
                                                                        ACCESS      NACT      MAJORITY       MAJORITY
                                    WORLD                   ATI        AND ATI    MAJORITY    INTEREST       INTEREST
                                   ACCESS      ATI      ADJUSTMENTS    COMBINED   INTEREST   ADJUSTMENTS     COMBINED
                                   -------   --------   -----------    --------   --------   -----------   -------------
Sales of products................  $71,392   $ 13,687     $  (150)(A)  $ 84,929   $24,502      $    --       $109,431
Service revenues.................   21,593         --          --        21,593     5,493           --         27,086
                                   -------   --------     -------      --------   -------      -------       --------
 Total Sales.....................   92,985     13,687        (150)      106,522    29,995           --        136,517
Cost of products sold............   43,827     13,586         (70)(A)    57,343     7,569          370(D)      65,282
Cost of services.................   17,018         --          --        17,018     5,756           --         22,774
                                   -------   --------     -------      --------   -------      -------       --------
 Total Cost of Sales.............   60,845     13,586         (70)       74,361    13,325          370         88,056
 Gross Profit....................   32,140        101         (80)       32,161    16,670         (370)        48,461
Engineering and development......    1,862      4,283          --         6,145     2,761           --          8,906
Selling, general and
 administrative..................    9,000      6,265          --        15,265     6,913           --         22,178
Amortization of goodwill.........    1,756         --         200(B)      1,956       573        2,150(E)       4,679
                                   -------   --------     -------      --------   -------      -------       --------
 Operating Income (Loss).........   19,522    (10,447)       (280)        8,795     6,423       (2,520)        12,698
Interest and other income........    2,503         64          --         2,567       734           --          3,301
Interest and other expense.......   (1,355)        --          --        (1,355)      (19)          --         (1,374)
                                   -------   --------     -------      --------   -------      -------       --------
 Income (Loss) Before Income
   Taxes and Minority
   Interests.....................   20,670    (10,383)       (280)       10,007     7,138       (2,520)        14,625
Income taxes.....................    7,536         --      (3,800)(C)     3,736     2,757           --          6,493
                                   -------   --------     -------      --------   -------      -------       --------
 Income (Loss) Before Minority
   Interests.....................   13,134    (10,383)      3,520         6,271     4,381       (2,520)         8,132
Minority Interests in Earnings of
 Subsidiary......................       --         --          --            --        --       (1,433)(F)     (1,433)
                                   -------   --------     -------      --------   -------      -------       --------
 Net Income (Loss)...............  $13,134   $(10,383)    $ 3,520      $  6,271   $ 4,381      $(3,953)      $  6,699
                                   =======   ========     =======      ========   =======      =======       ========
Net Income (Loss) Per Common
 Share
 Basic...........................
 Diluted.........................
Weighted Average Shares
 Outstanding
 Basic...........................
 Diluted.........................


                                                                                               NEW
                                      NACT                                                WORLD ACCESS
                                    MINORITY                                                   AND
                                    INTEREST         NEW                     RESURGENS      RESURGENS                   TELCO
                                   ADJUSTMENTS   WORLD ACCESS   RESURGENS   ADJUSTMENTS     COMBINED       TELCO     ADJUSTMENTS
                                   -----------   ------------   ---------   -----------   -------------   --------   -----------
Sales of products................    $   --        $109,431     $      --     $    --       $ 109,431     $113,013    $     --
Service revenues.................        --          27,086       165,489          --         192,575           --          --
                                     ------        --------     ---------     -------       ---------     --------    --------
 Total Sales.....................        --         136,517       165,489          --         302,006      113,013          --
Cost of products sold............       180(G)       65,462            --          --          65,462       72,638        (240)(O)
                                                                                                                         7,050(P)
Cost of services.................        --          22,774       246,494       1,230(K)      270,498           --          --
                                     ------        --------     ---------     -------       ---------     --------    --------
 Total Cost of Sales.............       180          88,236       246,494       1,230         335,960       72,638       6,810
 Gross Profit....................      (180)         48,281       (81,005)     (1,230)        (33,954)      40,375      (6,810)
Engineering and development......        --           8,906            --          --           8,906       14,927          --
Selling, general and
 administrative..................        --          22,178        74,448          --          96,626       28,181         925(Q)
Amortization of goodwill.........       480(H)        5,159            --       3,560(L)        8,719          669        (669)(R)
                                                                                                                         1,500(S)
                                     ------        --------     ---------     -------       ---------     --------    --------
 Operating Income (Loss).........      (660)         12,038      (155,453)     (4,790)       (148,205)      (3,402)     (8,566)
Interest and other income........        --           3,301           642          --           3,943          692          --
Interest and other expense.......        --          (1,374)      (16,909)         --         (18,283)          --          --
                                     ------        --------     ---------     -------       ---------     --------    --------
 Income (Loss) Before Income
   Taxes and Minority
   Interests.....................      (660)         13,965      (171,720)     (4,790)       (162,545)      (2,710)     (8,566)
Income taxes.....................        --           6,493            --      (6,493)(M)          --           --          --
                                     ------        --------     ---------     -------       ---------     --------    --------
 Income (Loss) Before Minority
   Interests.....................      (660)          7,472      (171,720)      1,703        (162,545)      (2,710)     (8,566)
Minority Interests in Earnings of
 Subsidiary......................     1,433(I)           --            --          --              --           --          --
                                     ------        --------     ---------     -------       ---------     --------    --------
 Net Income (Loss)...............    $  773        $  7,472     $(171,720)    $ 1,703       $(162,545)    $ (2,710)   $ (8,566)
                                     ======        ========     =========     =======       =========     ========    ========
Net Income (Loss) Per Common
 Share
 Basic...........................
 Diluted.........................
Weighted Average Shares
 Outstanding
 Basic...........................
 Diluted.........................


                                        NEW
                                   WORLD ACCESS,
                                     RESURGENS
                                     AND TELCO
                                      COMBINED
                                   --------------
Sales of products................    $ 222,444
Service revenues.................      192,575
                                     ---------
 Total Sales.....................      415,019
Cost of products sold............      144,910
Cost of services.................      270,498
                                     ---------
 Total Cost of Sales.............      415,408
 Gross Profit....................         (389)
Engineering and development......       23,833
Selling, general and
 administrative..................      125,732
Amortization of goodwill.........       10,219
                                     ---------
 Operating Income (Loss).........     (160,173)
Interest and other income........        4,635
Interest and other expense.......      (18,283)
                                     ---------
 Income (Loss) Before Income
   Taxes and Minority
   Interests.....................     (173,821)
Income taxes.....................           --
                                     ---------
 Income (Loss) Before Minority
   Interests.....................     (173,821)
Minority Interests in Earnings of
 Subsidiary......................           --
                                     ---------
 Net Income (Loss)...............    $(173,821)
                                     =========
Net Income (Loss) Per Common
 Share
 Basic...........................    $   (5.54)(U)
                                     =========
 Diluted.........................    $   (5.54)(U)
                                     =========
Weighted Average Shares
 Outstanding
 Basic...........................       31,380(U)
                                     =========
 Diluted.........................       31,380(U)
                                     =========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          WORLD
                                         ACCESS,
                                         ATI AND                                                                 NEW
                                           NACT        NACT                                                  WORLD ACCESS
                                         MAJORITY    MINORITY                                                    AND
                                         INTEREST    INTEREST         NEW                      RESURGENS      RESURGENS
                                         COMBINED   ADJUSTMENTS   WORLD ACCESS    RESURGENS   ADJUSTMENTS      COMBINED
                                         --------   -----------   ------------    ---------   -----------    ------------
Sales of products...................... $109,431      $   --        $109,431      $      --     $    --       $ 109,431
Service revenues.......................   27,086          --          27,086        165,489          --         192,575
                                         --------     ------        --------      ---------     -------       ---------
  Total Sales..........................  136,517          --         136,517        165,489          --         302,006
Cost of products sold..................   65,282         180(G)       65,462             --          --          65,462
Cost of services.......................   22,774          --          22,774        246,494       1,230(K)      270,498
                                         --------     ------        --------      ---------     -------       ---------
  Total Cost of Sales..................   88,056         180          88,236        246,494       1,230         335,960
  Gross Profit.........................   48,461        (180)         48,281        (81,005)     (1,230)        (33,954)
Engineering and development............    8,906          --           8,906             --          --           8,906
Selling, general and administrative....   22,178          --          22,178         74,448          --          96,626
Purchased research and development.....       --          --              --             --          --              --
Amortization of goodwill...............    4,679         480(H)        5,159             --       3,560(L)        8,719
                                         --------     ------        --------      ---------     -------       ---------
  Operating Income (Loss)..............   12,698        (660)         12,038       (155,453)     (4,790)       (148,205)
Interest and other income..............    3,301          --           3,301            642          --           3,943
Interest and other expense.............   (1,374)         --          (1,374)       (16,909)         --         (18,283)
                                         --------     ------        --------      ---------     -------       ---------
  Income (Loss) Before Income Taxes and
    Minority Interests.................   14,625        (660)         13,965       (171,720)     (4,790)       (162,545)
Income taxes...........................    6,493          --           6,493             --      (6,493)(M)          --
                                         --------     ------        --------      ---------     -------       ---------
  Income (Loss) Before Minority
    Interests..........................    8,132        (660)          7,472       (171,720)      1,703        (162,545)
Minority Interests in Earnings of
  Subsidiary...........................   (1,433)      1,433(I)           --             --          --              --
                                         --------     ------        --------      ---------     -------       ---------
  Net Income (Loss).................... $  6,699      $  773        $  7,472      $(171,720)    $ 1,703       $(162,545)
                                        =========     ======        ========      =========     =======       =========
Net Income (Loss) Per Common Share
  Basic................................                                                                       $   (6.53)(N)
                                                                                                              =========
  Diluted..............................                                                                       $   (6.53)(N)
                                                                                                              =========
Weighted Average Shares Outstanding
  Basic................................                                                                          24,875(N)
                                                                                                              =========
  Diluted..............................                                                                          24,875(N)
                                                                                                              =========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             WORLD
                                            ACCESS,
                                          ATI AND NACT      NACT                                               NEW WORLD
                                            MAJORITY      MINORITY        NEW                                   ACCESS
                                            INTEREST      INTEREST       WORLD                     TELCO       AND TELCO
                                            COMBINED     ADJUSTMENTS     ACCESS       TELCO     ADJUSTMENTS    COMBINED
                                          ------------   -----------    --------     --------   -----------    ---------
Sales of products.......................    $109,431       $   --       $109,431     $113,013     $    --      $222,444
Service revenues........................      27,086           --         27,086           --          --        27,086
                                            --------       ------       --------     --------     -------      --------
  Total Sales...........................     136,517           --        136,517      113,013          --       249,530
Cost of products sold...................      65,282          180(G)      65,462       72,638        (240)(O)   144,910
                                                                                                    7,050(P)
Cost of services........................      22,774           --         22,774           --          --        22,774
                                            --------       ------       --------     --------     -------      --------
  Total Cost of Sales...................      88,056          180         88,236       72,638       6,810       167,684
  Gross Profit..........................      48,461         (180)        48,281       40,375      (6,810)       81,846
Engineering and development.............       8,906           --          8,906       14,927          --        23,833
Selling, general and administrative.....      22,178           --         22,178       28,181         925(Q)     51,284
Amortization of goodwill................       4,679          480(H)       5,159          669        (669)(R)     6,659
                                                                                                    1,500(S)
                                            --------       ------       --------     --------     -------      --------
  Operating Income (Loss)...............      12,698         (660)        12,038       (3,402)     (8,566)           70
Interest and other income...............       3,301           --          3,301          692          --         3,993
Interest and other expense..............      (1,374)          --         (1,374)          --          --        (1,374)
                                            --------       ------       --------     --------     -------      --------
  Income (Loss) Before Income Taxes and
    Minority Interests..................      14,625         (660)        13,965       (2,710)     (8,566)        2,689
Income taxes............................       6,493           --          6,493           --      (3,890)(T)     2,603
                                            --------       ------       --------     --------     -------      --------
  Income (Loss) Before Minority
    Interests...........................       8,132         (660)         7,472       (2,710)     (4,676)           86
Minority Interests in Earnings of
  Subsidiary............................      (1,433)       1,433(I)          --           --          --            --
                                            --------       ------       --------     --------     -------      --------
  Net Income (Loss).....................    $  6,699       $  773       $  7,472     $ (2,710)    $(4,676)     $     86
                                            ========       ======       ========     ========     =======      ========
Net Income Per Common Share
  Basic.................................                                                                       $   0.00(U)
                                                                                                               ========
  Diluted...............................                                                                       $   0.00(U)
                                                                                                               ========
Weighted Average Shares Outstanding
  Basic.................................                                                                         27,630(U)
                                                                                                               ========
  Diluted...............................                                                                         29,095(U)
                                                                                                               ========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        WORLD ACCESS,
                                                        ATI AND NACT       NACT
                                                          MAJORITY       MINORITY
                                                          INTEREST       INTEREST           NEW
                                                          COMBINED      ADJUSTMENTS     WORLD ACCESS
                                                        -------------   -----------    --------------
Sales of products.....................................    $109,431         $  --          $109,431
Service revenues......................................      27,086            --            27,086
                                                          --------         -----          --------
  Total Sales.........................................     136,517            --           136,517
Cost of products sold.................................      65,282           180(G)         65,462
Cost of services......................................      22,774            --            22,774
                                                          --------         -----          --------
  Total Cost of Sales.................................      88,056           180            88,236
  Gross Profit........................................      48,461          (180)           48,281
Engineering and development...........................       8,906            --             8,906
Selling, general and administrative...................      22,178            --            22,178
Purchased research and development....................          --            --                --
Amortization of goodwill..............................       4,679           480(H)          5,159
                                                          --------         -----          --------
  Operating Income....................................      12,698          (660)           12,038
Interest and other income.............................       3,301            --             3,301
Interest and other expense............................      (1,374)           --            (1,374)
                                                          --------         -----          --------
  Income Before Income Taxes and Minority Interests...      14,625          (660)           13,965
Income taxes..........................................       6,493            --             6,493
                                                          --------         -----          --------
  Income Before Minority Interests....................       8,132          (660)            7,472
Minority Interests in Earnings of Subsidiary..........      (1,433)        1,433(I)             --
                                                          --------         -----          --------
  Net Income..........................................    $  6,699         $ 773          $  7,472
                                                          ========         =====          ========
Net Income Per Common Share
  Basic...............................................                                    $   0.35(J)
                                                                                          ========
  Diluted.............................................                                    $   0.33(J)
                                                                                          ========
Weighted Average Shares Outstanding
  Basic...............................................                                      21,125(J)
                                                                                          ========
  Diluted.............................................                                      22,591(J)
                                                                                          ========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    WORLD ACCESS,
                                     ATI AND NACT
                                       MAJORITY                                      WORLD ACCESS
                                       INTEREST                        TELCO          AND TELCO
                                       COMBINED         TELCO       ADJUSTMENTS        COMBINED
                                    --------------     --------     -----------     --------------
Sales of products.................     $109,431        $113,013       $    --          $222,444
Service revenues..................       27,086              --            --            27,086
                                       --------        --------       -------          --------
  Total Sales.....................      136,517         113,013            --           249,530
Cost of products sold.............       65,282          72,638          (240)(O)       144,730
                                                                        7,050(P)
Cost of services..................       22,774              --                          22,774
                                       --------        --------       -------          --------
  Total Cost of Sales.............       88,056          72,638         6,810           167,504
  Gross Profit....................       48,461          40,375        (6,810)           82,026
Engineering and development.......        8,906          14,927            --            23,833
Selling, general and
  administrative..................       22,178          28,181           925(Q)         51,284
Amortization of goodwill..........        4,679             669          (669)(R)         6,179
                                                                        1,500(S)
                                       --------        --------       -------          --------
  Operating Income (Loss).........       12,698          (3,402)       (8,566)              730
Interest and other income.........        3,301             692            --             3,993
Interest and other expense........       (1,374)             --            --            (1,374)
                                       --------        --------       -------          --------
  Income (Loss) Before Income
     Taxes and Minority
     Interests....................       14,625          (2,710)       (8,566)            3,349
Income taxes......................        6,493              --        (3,890)(T)         2,603
                                       --------        --------       -------          --------
  Income (Loss) Before Minority
     Interests....................        8,132          (2,710)       (4,676)              746
Minority Interests in Earnings of
  Subsidiary......................       (1,433)             --            --            (1,433)
                                       --------        --------       -------          --------
  Net Income (Loss)...............     $  6,699        $ (2,710)      $(4,676)         $   (687)
                                       ========        ========       =======          ========
Net Income (Loss) Per Common Share
  Basic...........................                                                     $  (0.03)(U)
                                                                                       ========
  Diluted.........................                                                     $  (0.03)(U)
                                                                                       ========
Weighted Average Shares
  Outstanding
  Basic...........................                                                       25,602(U
                                                                                       ========
  Diluted.........................                                                       25,602(U)
                                                                                       ========

                                NEW WORLD ACCESS

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

GENERAL HISTORICAL INFORMATION:

ACQUISITIONS OF ATI AND NACT

     The ATI acquisition consummated on January 29, 1998 and the NACT Stock Purchase consummated on February 27, 1998 have been accounted for under the purchase method of accounting. The historical consolidated financial statements of New World Access include the results of the operations of ATI and NACT from February 1, 1998 and March 1, 1998, respectively. The purchase price of ATI and the majority interest in NACT was allocated to the fair values of the net assets acquired, to in-process research and development projects and to goodwill. During the first quarter of 1998, $5.4 million and $44.6 million of purchased in-process research and development technologies related to the ATI acquisition and the NACT Stock Purchase, respectively, was expensed in accordance with the applicable accounting rules. See Note 2 to Consolidated Financial Statements in the World Access June 30 Form 10-Q for further descriptions of these acquisitions.

AEROTEL LITIGATION

     On August 24, 1996, Aerotel, Ltd. and Aerotel U.S.A., Inc. (collectively, "Aerotel") commenced an action against NACT and a customer of NACT alleging that telephone systems manufactured and sold by NACT incorporating prepaid debit card features infringe upon Aerotel's patent which was issued in November 1987. See
Note 8 to Consolidated Financial Statements in the World Access June 30 Form 10-Q for further description of this litigation.

     As part of the negotiations relating to the acquisition of NACT, World Access and GST Telecommunications, Inc. agreed to share evenly any Aerotel judgment against NACT, including NACT's legal fees. Subsequent to the NACT Stock Purchase, World Access has been actively engaged in settlement negotiations. On July 9, 1998, World Access, GST and Aerotel entered into a Memorandum of Understanding to settle the Aerotel litigation. Including legal fees, World Access now estimates its Aerotel settlement costs will be approximately $3.3 million. The settlement costs expected to be incurred by World Access have been accounted for as additional NACT purchase price as of June 30, 1998.

IN-PROCESS RESEARCH AND DEVELOPMENT

     Overview. The nature of the efforts required to develop the purchased in-process technology into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification, and test activities that are necessary to establish that the product can be produced to meet its design specifications, including functions, features, and technical performance requirements.

     The value of the purchased in-process technology was determined by estimating the projected net cash flows related to such products, including costs to complete the development of the technology and the future revenues to be earned upon commercialization of the products. These cash flows were discounted back to their net present value. The resulting projected net cash flows from such projects were based on management's estimates of revenues and operating profits related to such projects. These estimates were based on several assumptions, including those summarized below for each respective acquisition.

     If these projects to develop commercial products based on the acquired in-process technology are not successfully completed the sales and profitability of New World Access may be adversely affected in future periods. Additionally, the value of other intangible assets may become impaired.

     NACT. NACT provides advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities. NACT designs, develops, and manufacturers all hardware and software elements necessary for a fully integrated, turnkey telecommunications switching solution. The nature of the in-process research and development was such that technological feasibility had not been

                                NEW WORLD ACCESS
attained. Failure to attain technological feasibility, especially given the high degree of customization required for complete integration into the NACT solution, would have rendered partially designed hardware and software useless for other applications. Incomplete design of hardware and software coding would create a non-connective, inoperable product that would have no alternative use.

     NACT's business plan called for a shift in market focus to larger customers, both domestic and international; therefore, NACT had numerous projects in development at the time of the acquisition. Additionally, the pending completion of a major release of NACT's billing system required significant development efforts to ensure continued integration with NACT's product suite. The purchased in-process technology acquired in the NACT acquisition was comprised of nine projects related to switching systems. These projects were scheduled to be released between February 1998 and December 1999. Most major projects had several ongoing sub-projects (e.g., a hardware design project and a software design project). These projects included significant redevelopment of some existing products and the creation of new products. The research and development projects were at various stages of development. None of the in-process projects considered in the write-off had attained technological feasibility.

     NACT had thirteen projects (the nine switching projects noted above and the related sub projects) in development at the time of acquisition. These projects were at multiple stages along NACT's development timeline. Some projects were beginning testing in NACT labs; others were at earlier stages of planning and designing. Eleven projects were scheduled for release between February and December of 1998. The remaining two projects were scheduled for staggered release over 1998 and 1999. Revenue projections for the in-process technologies reflected the anticipated release dates of each project.

     Revenue attributable to in-process technology was assumed to increase in the first five years of the twelve-year projection at annual rates ranging from 52.7% to 7.2%, decreasing over the remaining years at annual rates ranging from -2.7% to -61.2% as other products are released in the marketplace. Projected annual revenue attributable to in-process technology ranged from approximately a low of $6.3 million to a high of $117.2 million within the term of the projections. These projections were based on assumed penetration of the existing customer base, synergies as a result of the NACT acquisition, and movement into new markets. Projected revenues from in-process technology were assumed to peak in 2002 and decline from 2003 through 2009 as other new products are expected to enter the market.

     In-process technology's contribution to the operating profit of NACT (earnings before interest, taxes and depreciation and amortization) was projected to grow within the projection period at annual rates ranging from a high of 119.2% to a low of 11.0% during the first five years, decreasing during the remaining years of the projection period similar to the revenue growth projections described above. Projected in-process technology's annual contribution to operating profit ranged from approximately $1.7 million to $34 million within the term of the projections.

     The discount rate used to value the existing technology of NACT was 14.0%. This discount rate was estimated relative to the overall business discount rate of 15.0% based on (1) the completed status of the products utilizing existing technology (i.e., the lack of development risk), and (2) the potential for obsolescence of current products in the marketplace.

     The discount rate used to value the in-process technology of NACT was 15.0%. This discount rate was estimated relative to the overall business discount rate of 15.0% based on (1) the incomplete status of the products expected to utilize the in-process technology (i.e., development risk), (2) the expected market risk of the planned products relative to the existing products,
(3) the emphasis on targeting larger customers for the planned products, (4) the expected demand for the products from current and prospective NACT customers,
(5) the anticipated increase in NACT's sales force, and (6) the nature of remaining development tasks relative to previous development efforts.

                                NEW WORLD ACCESS

     Management estimates that the costs to develop the in-process technology acquired in the NACT acquisition will be approximately $4.1 million in the aggregate through the year 1999 ($3,249,000 in 1998 and $829,000 in 1999). The expected sources of funding were scheduled research and development expenses from the operating budget of NACT provided by the operating assets and liabilities of NACT.

     ATI. ATI develops and manufactures a series of high-performance digital microwave/millimeter radio equipment. Their products reach across all frequency bands and data rates and offer numerous features. The nature of the in-process research and development was such that technological feasibility had not been attained. Failure to attain technological feasibility would have rendered partially designed equipment useless for other applications. ATI's products are designed for specific frequency bandwidths and, as such, are highly customized to those bandwidths and the needs of customers wishing to operate in them. Products only partially completed for certain bandwidths cannot be used in other bandwidths.

     Between each product line, various stages of development had been reached. Additionally, within each product line, different units had reached various stages of development. Of the products management considered in-process, none had attained technological feasibility. The purchased-in-process technology acquired in the ATI acquisition was comprised of three primary projects related to high-performance, digital microwave/millimeter radio equipment. Each project consists of multiple products. These projects were at multiple stages along ATI's typical development timeline. Some projects were beginning testing in ATI labs; others were at earlier stages of planning and designing. The majority of the products were scheduled to be released during 1998 and 1999. Revenue projections for the in-process technologies reflected the anticipated release dates of each project.

     Revenue attributable to in-process technology was estimated to increase within the first three years of the seven-year projection at annual rates ranging from a high of 240.7% to a low of 2.3%, decreasing within the remaining years at annual rates ranging from -30.9% to -60.9% as other products are released in the marketplace. Projected annual revenue attributable to in-process technology ranged from approximately a low of $10.1 million to a high of $71.1 million within the term of the projections. These projections were based on assumed penetration of the existing customer base, synergies as a result of the ATI acquisition, and movement into new markets. Projected revenues from in-process technology were assumed to peak in 2001 and decline from 2003 through 2004 as other new products are expected to enter the market.

     In-process technology's contribution to the operating profit of ATI (earnings before interest, taxes and depreciation and amortization) was estimated to grow within the projection period at annual rates ranging from a high of 665.9% to a low of 43.9% during the first four years, decreasing during the remaining years of the projection period similar to the revenue growth projections described above. Projected in-process technology's annual contribution to operating profit ranged from approximately a low of -$900,000 to a high of $9.1 million within the term of the projections.

     The discount rate used to value the existing technology of ATI was 23.0%. This discount rate was estimated relative to the overall business discount rate of 25.0% based on (1) the completed status of the products utilizing existing technology (i.e., the lack of development risk), and (2) the potential for obsolescence of current products in the marketplace.

     The discount rate used to value the in-process technology of ATI was 26.0%. This discount rate was estimated relative to the overall business discount rate of 25.0% based on (1) the incomplete status of the products expected to utilize the in-process technology (i.e., development risk), (2) the expected market risk of the planned products relative to the existing products, (3) the emphasis on different markets than those currently pursued by ATI, and (4) the nature of remaining development tasks relative to previous development efforts.

     Management estimates that the costs to develop the in-process technology acquired in the ATI acquisition will be approximately $24.3 million in the aggregate through the year 2002 ($3.3 million, $7.2

                                NEW WORLD ACCESS
million, $7.6 million, $5.1 million, and $1.1 million in 1998, 1999, 2000, 2001, and 2002, respectively). The expected sources of funding were scheduled R&D expenses from the operating budget of ATI provided by the operating assets and liabilities of ATI.

     Telco. Telco develops and manufactures products focused on providing integrated access for network services. Telco's products can be separated into three categories: (1) broadband transmission products, (2) network access products, and (3) bandwidth optimization products. Telco's products are deployed at the edge of the service provider's networks to provide organizations with a flexible, cost-effective means of transmitting voice, data, video and image traffic over public or private networks.

     At the time of acquisition, Telco had eight primary projects in development relating to next-generation telecommunication and data network hardware. These projects were at various stages in the development process. Some were about to enter the testing phase of the initial hardware prototype, while others were still in the early concept and design specification stages. These eight projects were scheduled for commercial release at various points in time from December 1998 through late 1999/early 2000.

     Telco's in-process research and development projects are being developed to run on new communications protocols and technologies not employed in its current products. These include HDSL, SONET, Voice over IP and ATM inverse multiplexing. Additionally, the products to be commercialized from Telco's in process research and development are expected to include interface support not in Telco's current product line, including E1, DS3 and OC3.

     None of the in-process projects at Telco considered in the write-off are expected to achieve technological feasibility before the consummation of World Access' acquisition of Telco. Furthermore, if the projects are not completed as planned, the in-process research and development will have no alternative use. Failure of the in process technologies to achieve technological feasibility may adversely affect the future profitability of World Access.

     Revenue attributable to Telco's aggregate in-process technology was assumed to increase over the first six years of the projection period at annual rates ranging from a high of 195% to a low of zero growth, reflecting both the displacement of Telco's old products by these new products as well as the expected growth in the overall market in which Telco's products compete. Thereafter, revenues are projected to decline over the remaining projection period at annual rates ranging from -14% to -42%, as the acquired in process technologies become obsolete and are replaced by newer technologies.

     Management's projected annual revenues attributable to the aggregate acquired in-process technologies, which assume that all such technologies achieve technological feasibility, ranged from a low of approximately $28 million to a high of approximately $276 million. Projected revenues were projected to peak in 2004 and decline thereafter through 2009 as other new products enter the market.

     The acquired in-process technology's contribution to the operating income of Telco (and subsequently World Access) was projected to grow over the first five years of the projection period at annual rates ranging from a high of 142% to a low of 20% with one intermediate year of marginally declining operating income. Thereafter, the contribution to operating income was projected to decline through the projection period. The acquired in-process technology's contribution to operating income ranged from a loss of approximately $5 million to a high of approximately $86 million.

     The discount rate used to value the existing technology was 20.0%. This discount rate was selected because of the asset's intangible characteristics, the risk associated with the economic life expectations of the technology, and the risk associated with the financial assumptions with respect to the projections used in the analysis.

     The discount rate used to value the in-process technologies was 25.0%. This discount rate was selected due to several incremental inherent risks. First the actual useful economic life of such technologies may differ

                                NEW WORLD ACCESS
from the estimates used in the analysis. Second, risks associated with the financial projections on the specific products that comprise the acquired in-process research and development. The third factor is the incomplete and unproven nature of the technologies. Finally, future technological advances that are currently unknown may negatively impact the economic and functional viability of the in-process R&D.

     Management expects that the cost to complete the development of the acquired in-process technologies and to commercialize the resulting products will aggregate approximately $16 million through 2001. Over the projection period, management expects to spend an additional aggregate $46 million on sustaining development efforts relating to the acquired in-process technologies. These sustaining efforts include bug fixing, form-factor changes, and identified upgrades.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET:

NACT MINORITY INTEREST ADJUSTMENTS

     (A) The acquisition of the minority interest of NACT will be accounted for under the purchase method of accounting. In addition, in accordance with generally accepted accounting principles, the portion of the purchase price allocable to the in-process research and development projects of NACT will be expensed at the consummation of the NACT Transaction. The amount of the one-time non-recurring charge is expected to approximate $21.9 million. Since this charge is directly related to the acquisition and will not recur, the Unaudited Pro Forma Statements of Operations have been prepared excluding this charge. New World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

     The unallocated excess of purchase price over the net assets acquired is determined as follows (in thousands):

     Purchase price of approximately 32.7% minority interest in NACT:

  Stock issued in exchange for NACT shares..................  $ 46,660
                                                              --------
Allocation:
  Minority interest in subsidiaries.........................   (12,443)
  Adjust assets and liabilities.............................
     In-process research and development costs(i)...........   (21,900)
     Acquired technology(ii)................................    (4,400)
     Deferred tax liability(iii)............................     1,700
                                                              --------
                                                               (37,043)
                                                              --------
Unallocated excess purchase price over net assets
  acquired..................................................  $  9,617
                                                              ========

     (i) The in-process research and development write-off of $21.9 million is based on the valuation performed in connection with the NACT Stock Purchase. The valuation report assigned a value of $66.5 million to the in-process research and development projects as of the date of the NACT Stock Purchase, of which 67.3% or $44.6 million was expensed at the consummation of the NACT Stock Purchase. Management estimates that an additional $21.9 million of in-process research and development projects will be written-off in conjunction with the consummation of the NACT Transaction. New World Access will obtain an updated valuation of the in-process research and development projects as of the closing of the NACT Transaction for use in determining the final purchase accounting for the NACT Transaction.

     (ii) Represents the purchase price assigned to the acquired technology of NACT based upon the valuation performed in connection with the NACT Stock Purchase.

     (iii) Establish a deferred tax liability related to the acquired technology.

                                NEW WORLD ACCESS

     (B) Represents retained earnings adjustment for the one-time non-recurring charge related to the write-off of in-process research and development expenses acquired.

RESURGENS PRO FORMA ADJUSTMENTS

     (C) The Resurgens Transaction will be accounted for under the purchase method of accounting. New World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

     The unallocated excess of purchase price over net assets acquired is determined as follows (in thousands):

Purchase price:
  Cash paid for claims(i)...................................            $  3,000
  Purchase of switching equipment by World Access for use by
     Resurgens prior to closing of the merger...............               4,000
  Restricted stock issued to creditors(ii)..................  $76,000
  Restricted stock issued to Renaissance Partners(ii).......   15,730
                                                              -------
          Total stock.......................................              91,730
  Fees and expenses related to the Resurgens Transaction....               2,000
                                                                        --------
          Total purchase price..............................             100,730
                                                                        --------
Allocation:
  Historical stockholders' equity, net of creditor
     liabilities forgiven(iii)..............................              (2,179)
  Adjust assets and liabilities:
     Adjust licenses to estimated fair market value(iv).....              (3,000)
     Adjust network switching equipment to estimated fair
       market value(iv).....................................              (5,000)
     Record switching equipment purchased by World Access...              (4,000)
     Establish deferred tax asset(v)........................             (15,300)
                                                                        --------
                                                                         (29,479)
                                                                        --------
Unallocated excess purchase price over net assets
  acquired..................................................            $ 71,251
                                                                        ========

     (i) Represents an estimate of $1.0 million to be paid to the creditors of Resurgens under a cash settlement plan proposed by New World Access and approximately $2.0 million to be paid to governmental creditors.

     (ii) The value assigned to the 3,750,000 restricted New World Access shares to be issued to the creditors and Renaissance Partners at the closing date will be $25.17, the seven trading days average closing price of New World Access common stock, including the three days prior and the three days subsequent to May 12, 1998, the date economic terms of the Resurgens Transaction were announced, less a 30% discount attributable to the restrictive nature of the shares. New World Access consulted with an independent financial advisor knowledgeable of the transaction in determining the appropriate discount. Specific factors supporting the discount are (1) the length of the restriction,
(2) the number of shares subject to restriction, and (3) the volatility of New World Access common stock [the closing price on the announcement date was $37.06 and the closing price on August 28, 1998 was $23.13, a 37.6% reduction]. Management of New World Access believes the discount rate to be used in valuing these restricted shares is appropriate and reasonable.

     In addition to the shares noted above, the creditors and Renaissance Partners will also be issued 7,500,000 restricted New World Access shares at the closing (the "Escrowed Shares"). These shares will be immediately placed into escrow and will be valued at par value only, or $75,000. As it becomes probable that

                                NEW WORLD ACCESS
the conditions for release from escrow will be met, the fair market value of the shares as measured at that time will be recorded as additional goodwill and stockholders' equity, respectively.

     Specifically, the Escrowed Shares will be released in the amounts and on the dates specified below if the sum of the EBITDA for Resurgens for the performance periods set forth below equals or exceeds the Target EBITDA for such performance period as set forth below:

                                                          ESCROWED SHARES
                                                               TO BE
        PERFORMANCE PERIOD              RELEASE DATE         RELEASED          TARGET EBITDA
        ------------------              ------------      ---------------      -------------
July 1, 1998 to and including
  December 31, 1998 (the "First
  Performance Period")............   February 15, 1999       1,875,000          $ 7,500,000
January 1, 1999 to and including
  December 31, 1999 (the "Second
  Performance Period")............   February 15, 2000       2,812,500          $29,000,000
January 1, 2000 to and including
  December 31, 2000 (the "Third
  Performance Period).............   February 15, 2001       2,812,500          $36,500,000

     Notwithstanding the foregoing, if the Exchange Closing Date is (a) on or after August 16, 1998 but prior to September 30, 1998, then the First Performance Period shall commence on September 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $6,700,000, or (b) on or after September 30, 1998, then the First Performance Period shall commence on the first day of the calendar month in which the Exchange Closing occurs and shall terminate on (and including) the last day of the sixth calendar month following the month in which the Exchange Closing occurs, the release date shall be forty-five (45) days after the end of such period and the Target EBITDA shall be equal to the sum of (i) $2,100,000 for each calendar month of 1998 included in the First Performance Period and
(ii) $2,400,000 for each calendar month of 1999 included in the First Performance Period.

     If, after the Exchange, the EBITDA of Resurgens is less than the Target EBITDA required for the release of Escrowed Shares in either of the First or Second Performance Periods (and with respect to the Second Performance Period is no less than zero), then, notwithstanding anything described herein, the Escrowed Shares shall be released if the actual cumulative EBITDA for Resurgens for such Performance Period and any subsequent Performance Periods equals or exceeds the cumulative Target EBITDA for such Performance Periods.

     Notwithstanding anything to the contrary, (a) if during any calendar quarter of the Second Performance Period, the closing price per share of the World Access Common Stock as reported by Nasdaq equals or exceeds $65.00 for any five consecutive trading days during such calendar quarter, then 25% of all of the shares of Escrowed Shares shall be released on February 15, 2000, provided that if no Escrowed Shares are eligible for release during any such calendar quarter, then such Escrowed Shares shall become eligible for release in a subsequent calendar quarter of the Second Performance Period if the closing price per share of the Holdco Common Stock as reported by Nasdaq equals or exceeds $65.00 for a total number of consecutive trading days during such subsequent calendar quarter equal to or exceeding the total number of trading days which such closing price was required to equal or exceed for (i) such subsequent calendar quarter and (ii) each of the previous calendar quarters beginning with the calendar quarter for which such Escrowed Shares were not eligible for release; (b) if the EBITDA of Resurgens for the Second Performance Period equals or exceeds $52,775,000, then the Escrowed Shares related to the Third Performance Period shall be released on February 15, 2000; and (c) all of the Escrowed Shares shall be released upon a Change of Control (as defined in the Exchange Agreement).

                                NEW WORLD ACCESS

     (iii) The combined historical accounts of Resurgens include pre-petition creditor liabilities of $334.5 million, which are classified as "liabilities subject to compromise," and borrowings under the WorldCom, Inc. debtor-in-possession financing facility of $22.0 million as of June 30, 1998, respectively. These liabilities will be satisfied in connection with the Plan of Reorganization, which has been approved by the creditors committee and is expected to be confirmed by the bankruptcy court in early September 1998. Upon the confirmation of the Plan of Reorganization and the closing of the Resurgens Transaction, the creditors will receive shares of RCG common stock in exchange for the surrender of all of their claims against RCG. Immediately thereafter, the creditors' shares of RCG will be cancelled and automatically converted into the right to receive shares of New World Access Common Stock, a portion of which will be received directly and a portion of which will be deposited into escrow pending the satisfaction of certain conditions. All such shares of New World Access Common Stock are subject to certain contractual restrictions.

     The confirmation of the Plan of Reorganization is a condition precedent to the closing of the Resurgens Transaction. Therefore, the combined historical stockholders deficit of $354.4 million as of June 30, 1998 has been adjusted to reflect a $352.6 million reduction for the liabilities subject to compromise and the WorldCom, Inc. debtor-in-possession financing facility for purposes of the unaudited pro forma combined balance sheet.

     (iv) Estimates of fair market value of the licenses and the switching equipment acquired have been made by management. These estimates are subject to adjustment pending final valuations to be obtained from independent appraisers.

     (v) At the time the Resurgens Transaction is consummated, Resurgens is expected to have in excess of $125 million in net operating loss carryforwards available to offset future federal taxable income. Based on its current assessment of the forecasted operating results of Resurgens and other pertinent factors, management expects at least 35% of these future tax benefits will be realized. Accordingly, a deferred tax asset of $44 million, net of a 65% valuation allowance of approximately $29 million, has been reflected in the Pro Forma Combined Balance Sheet. The amount of the valuation allowance is subject to future analysis and may be revised prior to the closing of the Resurgens Transaction.

     The pro forma loss of the combined entity is not indicative of the results of operations that are expected to be achieved by the combined entity in the future. The nature of Resurgens current operations are concentrated solely on the international carriers' carrier business and an upgraded, efficient operating network is now in place. Resurgens has a new, experienced management team in place and has entered into several new contracts to increase its revenue base, including a significant service contract with WorldCom Network Services, Inc., a wholly owned subsidiary of WorldCom, Inc. Prior to the acquisition of Resurgens, it is expected that Resurgens will be essentially debt free due to its Chapter 11 bankruptcy proceedings. In addition, there are several closing conditions that must be satisfied before the Resurgens Transaction is consummated, including the achievement by Resurgens of monthly revenues of $25 million and related gross profit margin of greater than 5% for the calendar month immediately preceding the closing date

     (D) Eliminate existing stockholders' equity.

TELCO PRO FORMA ADJUSTMENTS

     (E) The Telco Merger will be accounted for under the purchase method of accounting. In addition, in accordance with generally accepted accounting principles, the portion of the purchase price allocable to the in-process research and development projects of Telco will be expensed at the consummation of the acquisition. The amount of the one-time non-recurring charge is expected to approximate $73.9 million. Since this charge is directly related to the acquisition and will not recur, the Unaudited Pro Forma Statements of Earnings have been prepared excluding this charge. New World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

                                NEW WORLD ACCESS

     The unallocated excess of purchase price over net assets acquired is determined as follows (in thousands):

Purchase price:
  Stock issued in exchange for Telco shares(i)..............  $188,230
  Fair market value of World Access options issued in
     exchange for Telco options.............................     9,700
                                                              --------
          Total stock and options...........................             $ 197,930
  Fees and expenses related to the merger...................                 3,750
                                                                         ---------
          Total purchase price..............................               201,680
                                                                         ---------
Allocation:
  Historical stockholders' equity...........................               (52,955)
  Adjust assets and liabilities:
     Write-down of inventories related to outsourcing,
       recent procurement agreements, excess quantities
       related to reduced demand of certain legacy products
       and those that are non-strategic as a result of the
       merger to net realizable value.......................                 4,500
     Write-down to fair market value of certain redundant
       equipment resulting from the merger..................                 1,500
     Write-off of leaseholds associated with Telco's current
       Norwood facility which is expected to be relocated...                 1,300
     Accrue involuntary employee termination benefits.......                 1,500
     Accrue lease termination provision related to Telco's
       current Norwood facility.............................                 1,400
     Trademarks.............................................                (7,400)
     Establish deferred tax asset(ii).......................               (16,000)
     Acquired technology(iii)...............................               (56,400)
     In-process research and development costs(iv)..........               (73,900)
     Deferred tax liabilities(v)............................                24,900
                                                                         ---------
                                                                          (171,555)
                                                                         ---------
Unallocated excess purchase price over net assets
  acquired..................................................             $  30,125
                                                                         =========

     (i) Based on the terms of the Telco Merger Agreement and the value of World Access Common Stock as of August 28, 1998, Telco stockholders are currently expected to receive approximately 6.5 million freely tradeable shares of New World Access common stock at the time of the Telco Merger. The value assigned to these shares will be $29.26 per share, the seven trading days average closing price of World Access Common Stock which include the three trading days prior and the three trading days subsequent to June 4, 1998, the date economic terms of the Telco Merger were announced.

     (ii) The net deferred tax asset of $16 million is comprised primarily of gross temporary differences arising from the differences between book and tax basis of certain assets and liabilities and for tax credits available to Telco and New World Access. It is the opinion of management that these tax assets are likely to be utilized by Telco or New World Access.

     (iii) The value of the acquired technology of $56.4 million is based on a preliminary valuation report prepared by an independent appraiser and represents the value of Telco's current technology calculated using the income approach.

     (iv) The amount of in-process research and development costs of $73.9 million is based on a preliminary valuation report prepared by an independent appraiser, based on factors considered such as the number of projects in process, the potential alternative future uses of those projects and estimated future projected revenues from those projects. New World Access will obtain an updated valuation of the in-process research and development as of the closing of the Telco Merger for use in determining the final purchase accounting for the Telco Merger.

                                NEW WORLD ACCESS

     (v) Establish deferred tax liabilities related to the identifiable intangible assets.

     (F) Eliminate existing stockholders' equity.

     (G) Represents retained earnings adjustment for the one-time non-recurring charge related to the write-off of in-process research and development expenses acquired.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998:

ATI PRO FORMA ADJUSTMENTS

     (A) Amortization of unallocated excess purchase price over net assets acquired over 15 years relating to the one month period ended January 31, 1998 not included in the New World Access historical statement of earnings.

     (B) Eliminate the one-time non-recurring in-process research and development charge recorded in connection with the ATI merger.

     (C) Adjust tax provision for the benefit of the loss incurred by ATI and pro forma adjustments.

NACT MAJORITY INTEREST PRO FORMA ADJUSTMENTS

     (D) Amortization of the acquired technology relating to the majority interest portion of NACT over 8 years.

     (E) Amortization of unallocated excess purchase price over net assets acquired over 20 years relating to the two month period ended February 28, 1998 not included in the New World Access historical statement of earnings.

     (F) Eliminate the one-time non-recurring in-process research and development charge recorded in connection with the purchase of the majority interest in NACT.

     (G) Record the 32.7% minority interest in net income of NACT.

NACT MINORITY INTEREST PRO FORMA ADJUSTMENTS

     (H) Amortization of the acquired technology relating to the minority interest portion of NACT over 8 years.

     (I) Amortization of unallocated excess purchase price over net assets acquired related to the purchase of the remaining minority interest in NACT over 20 years.

     (J) Reverse the minority interests in earnings of NACT.

     (K) Represents basic and diluted earnings per share, including approximately 1.8 million shares of New World Access common stock issued in the merger calculated in accordance with SFAS 128.

RESURGENS PRO FORMA ADJUSTMENTS

     (L) Record an adjustment to depreciation expense for the adjustment to fair market value of switching equipment and the adjustment to amortization expense for the adjustment to fair market values of the license agreements.

     (M) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (N) Adjust tax provision for the benefit of the loss incurred by Resurgens and the pro forma adjustments.

                                NEW WORLD ACCESS

     (O) Represents basic and diluted earnings per share, including approximately 3.8 million shares of New World Access common stock issued to Resurgens's creditors and Renaissance Partners calculated in accordance with SFAS 128.

TELCO PRO FORMA ADJUSTMENTS

     (P) Record an adjustment to depreciation expense related to the write-down of certain redundant equipment.

     (Q) Amortization of acquired technology of Telco over 8 years.

     (R) Amortization of trademarks of Telco over 8 years.

     (S) Represents the elimination of the portion of Telco's historical intangible asset amortization written down in connection with the merger.

     (T) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (U) Eliminate the one-time non-recurring in-process research and development charge recorded by Telco in connection with its acquisition of Jupiter Technology, Inc. which was consummated on January 26, 1998. This write-off of in-process research and development does not relate to the transaction between World Access and Telco, but does represent a significant one time charge that should be eliminated for purposes of presenting pro forma financial information.

     (V) Adjust tax provision for the benefit of the loss incurred by the combined entities.

     (W) To record a reduction in tax expense related to the reduction of the deferred tax liability established in conjunction with the allocation of purchase price to acquired technology and trademarks.

     (X) Represents basic and diluted earnings per share, including approximately 6.5 million shares of New World Access common stock issued in the merger and common stock equivalents related to stock options issued in exchange for Telco options calculated in accordance with SFAS 128.

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997:

ATI PRO FORMA ADJUSTMENTS

     (A) Eliminate inter-company sales and related cost of sales.

     (B) Amortization of unallocated excess purchase price over net assets acquired over 15 years.

     (C) Adjust tax provision for the benefit of the loss incurred by ATI and pro forma adjustments.

NACT MAJORITY INTEREST PRO FORMA ADJUSTMENTS

     (D) Amortization of acquired technology relating to the majority interest portion of NACT over 8 years.

     (E) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (F) Record the 32.7% minority interest in net income of NACT.

NACT MINORITY INTEREST PRO FORMA ADJUSTMENTS

     (G) Amortization of acquired technology relating to the minority interest portion of NACT over 8 years.

     (H) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (I) Reverse the minority interests in earnings of NACT.

                                NEW WORLD ACCESS

     (J) Represents basic and diluted earnings per share, including approximately 1.8 million shares of New World Access common stock issued in the merger calculated in accordance with SFAS 128.

RESURGENS PRO FORMA ADJUSTMENTS

     (K) Record an adjustment to depreciation expense for the adjustment to fair market value of switching equipment and the adjustment to amortization expense for the adjustment to fair market value of the license agreements.

     (L) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (M) Adjust tax provision for the benefit of the loss incurred by Resurgens and the pro forma adjustments.

     (N) Represents basic and diluted earnings per share, including approximately 3.8 million shares of New World Access common stock issued to Resurgens's creditors and Renaissance Partners calculated in accordance with SFAS 128.

TELCO PRO FORMA ADJUSTMENTS

     (O) Record an adjustment to depreciation expense related to the write-down of certain redundant equipment.

     (P) Amortization of acquired technology of Telco over 8 years.

     (Q) Amortization of trademarks of Telco over 8 years.

     (R) Represents the elimination of the portion of Telco's historical intangible asset amortization written down in connection with the merger.

     (S) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (T) Adjust tax provision for the benefit of the Telco loss and pro forma adjustments, if applicable.

     (U) Represents basic and diluted earnings per share, including approximately 6.5 million shares of New World Access common stock issued in the merger and common stock equivalents related to stock options issued in exchange for Telco options calculated in accordance with SFAS 128.